UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SKYX PLATFORMS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SKYX PLATFORMS CORP.

2855 W. McNab Road

Pompano Beach, Florida 33069

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 10, 2024

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of SKYX Platforms Corp. (the “Company,” “we,” “us” or “our”) to be held on July 10, 2024 beginning at 11:00 a.m. Eastern Time, at 2855 W. McNab Road, Pompano Beach, Florida 33069, for the following purposes:

1.	To elect Rani R. Kohen, Nancy DiMattia, Gary N. Golden, Efrat L. Greenstein Brayer, Thomas J. Ridge, Dov Shiff, and Leonard J. Sokolow to serve as directors until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (sometimes referred to as “say-on-pay”);

4.	To approve the Company’s Amended and Restated 2021 Stock Incentive Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

Only stockholders of record at the close of business on May 15, 2024 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

Your vote is very important. We urge you to vote your proxy promptly by Internet, telephone or mail, as described in the proxy statement accompanying this notice, whether or not you plan to attend the Annual Meeting in person. Submitting your proxy does not deprive you of your right to attend the Annual Meeting and vote in person. Proxies are being solicited on behalf of our Board of Directors. We look forward to your participation in the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ RANI R. KOHEN
Rani R. Kohen
Executive Chairman

Pompano Beach, Florida
May 16, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 10, 2024: The Company’s proxy statement and Annual Report to Stockholders for the year ended December 31, 2023 are available at www.proxyvote.com.

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SKYX PLATFORMS CORP.

2855 W. McNab Road

Pompano Beach, Florida 33069

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 10, 2024

GENERAL INFORMATION

These proxy materials are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of SKYX Platforms Corp., a Florida corporation (the “Company,” “we,” “us” or “our”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 10, 2024 at 2855 W. McNab Road, Pompano Beach, Florida 33069 at 11:00 a.m. Eastern Time, and at any adjournments or postponements of the Annual Meeting. The proxy materials, including this proxy statement, Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”), and form of proxy card, or the Notice of Internet Availability of Proxy Materials (the “Notice”), will be mailed to stockholders on or about May 22, 2024.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

We are pleased to take advantage of the rules of the U.S. Securities and Exchange Commission (the “SEC”) that allow us to furnish our proxy materials over the Internet, which helps the environment and reduces the costs associated with printing and distributing our proxy materials. Accordingly, we have sent to our beneficial owners and stockholders of record the Notice. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates such election.

Why did I receive a full set of proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing paper copies of the proxy materials instead of a Notice to beneficial owners or stockholders of record who have previously requested to receive paper copies of our proxy materials. If you are a beneficial owner or stockholder of record who received a paper copy of the proxy materials, and you would like to reduce the environmental impact and the costs incurred by us in mailing proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet following the instructions on Notice or the proxy card.

The SEC has enacted rules that permit us to make available electronic versions of the proxy materials to stockholders even if the stockholder has not previously elected to receive the materials in this manner. We have chosen this option in connection with the Annual Meeting with respect to our beneficial owners and stockholders of record.

Who can vote at the Annual Meeting?

Only common stockholders of record at the close of business on May 15, 2024 (the “record date”) will be entitled to vote at the Annual Meeting. On the record date, there were 100,168,420 shares of our common stock outstanding and entitled to vote.

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What am I voting on?

There are four matters scheduled for a vote:

1.	To elect Rani R. Kohen, Nancy DiMattia, Gary N. Golden, Efrat L. Greenstein Brayer, Thomas J. Ridge, Dov Shiff, and Leonard J. Sokolow to serve as directors until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To ratify the appointment of M&K CPAS, PLLC (“M&K”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To approve, on an advisory, non-binding basis, the compensation of our named executive officers (sometimes referred to as “say-on-pay”); and

4.	To approve the Company’s Amended and Restated 2021 Stock Incentive Plan.

How do I vote?

For Proposal 1, you may vote “For” all of the director nominees, “Withhold” your vote from all nominees, or “For” all except any nominee you specify. For Proposals 2, 3 and 4 (the ratification of the appointment of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2024, the say-on-pay vote, and the approval of the Amended and Restated 2021 Stock Incentive Plan), you may vote “For” or “Against,” or abstain from voting, on each proposal.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. All shares represented by valid proxies that we receive, and that are not revoked, will be voted in accordance with the instructions on the proxy card or as instructed via Internet or telephone. Voting by proxy will not affect your right to attend the Annual Meeting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name through our stock transfer agent, Pacific Stock Transfer, a Securitize company, or you have stock certificates, you are a stockholder of record and may vote:

●	By Internet. Follow the instructions in the Notice or, if you received a printed version of these proxy materials, the proxy card, to vote by Internet, including by scanning the QR code provided on the Notice or proxy card with your mobile device.

●	By telephone or by mail. If you received a printed version of these proxy materials, follow the instructions on the enclosed proxy card to vote by telephone, or complete and mail the enclosed proxy card in the enclosed postage prepaid envelope.

●	In person at the meeting. If you attend the Annual Meeting, you may vote in person during the Annual Meeting.

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Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held not in your name, but rather through a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other nominee regarding how to vote the shares in your account and should follow the instructions contained in the Notice, proxy card or voting instruction form to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, contact the bank, broker or other nominee who holds your shares to obtain a legal proxy and bring it with you to the Annual Meeting. You will not be able to attend the Annual Meeting unless you have proof of ownership from your bank, broker or other nominee. You should contact your bank, broker or other nominee or refer to the instructions provided by your bank, broker or other nominee for further information.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the record date. There is no cumulative voting for election of directors.

What if I submit a proxy but do not make specific choices?

If you properly submit a proxy, but do not specify your voting choice on one or more of the proposals included thereon, your shares will be voted “For” the election of all of the nominees for director, “For” the ratification of the appointment of M&K as our independent registered public accounting firm for the fiscal year ending December 31, 2024, “For” the advisory vote on named executive officer compensation, and “For” the approval of the Amended and Restated 2021 Stock Incentive Plan.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. Our directors, officers and employees may solicit proxies in person, by email or telephone, or by other means of communication, without receiving additional compensation. We will reimburse brokers, banks and other nominees who hold shares of common stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares. We may retain a proxy solicitor in conjunction with the Annual Meeting, and its employees may assist us in the solicitation. We will pay all costs of soliciting proxies, including, in the event we retain a proxy solicitor, their fee and reasonable out-of-pocket expenses, if any.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

If you receive more than one Notice, proxy card or voting instruction form, your shares are registered in more than one name or are registered in different accounts. Please follow the voting submission instructions you receive for each account to ensure that all your shares are voted.

Are proxy materials available on the Internet?

This proxy statement and our 2023 Annual Report are available at www.proxyvote.com.

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Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting, subject to the voting deadlines that are described on the proxy card, Notice or voting instruction form. Only your latest, timely-received proxy will be counted.

If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

●	You may submit another properly completed proxy card with a later date.

●	You may submit a new proxy by telephone or Internet.

●	You may send a timely written notice that you are revoking your proxy to our Secretary at our principal executive offices that bears a later date than the date of the proxy you want to revoke and is received prior to the Annual Meeting.

●	You may attend the Annual Meeting and vote in person; however, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by a bank, broker or other nominee and you provide instructions to that nominee on a form received from the nominee, you may revoke or change your voting instructions only by contacting the nominee who holds your shares. You may not vote in person at the Annual Meeting unless you obtain a legal proxy from the bank, broker or other nominee. In such event, your attendance at the Annual Meeting will not, by itself, revoke prior voting instructions.

What are “broker non-votes”?

If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted on any proposal for which your bank, broker or other nominee does not have or does not exercise discretionary authority to vote (a “broker non-vote”). Brokers are not permitted to vote on matters that are not considered “routine,” including the election of directors, the say-on-pay vote and the approval of the Amended and Restated 2021 Stock Incentive Plan; therefore, if your shares are held by a broker, you must provide voting instructions if you want your broker to vote on these matters. Ratification of the appointment of M&K is considered a “routine” matter; therefore, your broker generally will have discretion to vote your shares on this proposal if you do not provide voting instructions. The effect of a broker non-vote on each proposal is discussed below.

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How many votes are needed to approve each proposal?

The following table indicates the vote required for approval of each matter to be presented to the stockholders at the Annual Meeting and the effect of withhold votes or abstentions and broker non-votes.

Proposal	Required Vote	Effect of Withhold Votes, Abstentions and Broker Non-Votes
Proposal 1 – Elect seven directors	Plurality of the votes cast: the seven nominees that receive the most “For” votes will be elected.	Withhold votes and broker non-votes will have no effect on this proposal.
Proposal 2 – Ratification of the appointment of M&K as our independent registered public accounting firm for 2024	The number of votes cast “For” this proposal must exceed the number of votes cast “Against” this proposal.	Abstentions and broker non-votes, if any, will have no effect on this proposal. As this is a “routine” proposal, if you do not provide voting instructions to your broker, your broker generally will have discretion to vote your shares on this proposal.
Proposal 3 – Say-on-pay	The number of votes cast “For” this proposal must exceed the number of votes cast “Against” this proposal.	Abstentions and broker non-votes will have no effect on this proposal.
Proposal 4 – Approval of the Amended and Restated 2021 Stock Incentive Plan	The number of votes cast “For” this proposal must exceed the number of votes cast “Against” this proposal.	Abstentions and broker non-votes will have no effect on this proposal.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. Except as otherwise required by Florida law, under the Company’s Articles of Incorporation, as amended (“Articles”), and Second Amended and Restated By-Laws (“Bylaws”), a quorum will be present if stockholders entitled to one-third of the votes are present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Who can attend the meeting, and what are the rules for admission or voting at the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in street name (that is, through a bank, broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you want to vote shares that you hold in street name in person at the Annual Meeting, you must bring a legal proxy in your name from the bank, broker or other nominee that holds your shares.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the Annual Meeting.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven nominees will be elected as directors. Our Board of Directors currently consists of seven members: Rani R. Kohen, Nancy DiMattia, Gary N. Golden, Efrat L. Greenstein Brayer, Thomas J. Ridge, Dov Shiff, and Leonard J. Sokolow. Each of our nominees is currently a member of our Board of Directors and is standing for reelection at the Annual Meeting. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. As of the record date, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Our Board of Directors

Set forth below are the name, age, and position of each nominee, as of the record date:

Nominees	Age	Position(s) and Office(s) Held with the Company
Rani R. Kohen	58	Director, Executive Chairman
Leonard J. Sokolow	67	Director, Co-Chief Executive Officer
Nancy DiMattia	63	Director
Gary N. Golden	70	Director
Efrat L. Greenstein Brayer	61	Director
Thomas J. Ridge	78	Director
Dov Shiff	76	Director

The term for each of our current directors expires at the Annual Meeting. All directors are elected to serve until their respective successors are duly elected and qualified at the next Annual Meeting of Stockholders, or until the earlier of his or her death, resignation, retirement or removal from such position. There are no family relationships among any of our directors or executive officers.

Set forth below is the specific experience, qualifications and background of each of the individuals listed above.

Rani R. Kohen founded the Company and invented our technologies. He has served as Executive Chairman of the Board since 2016 and as Chairman of our Board of Directors since November 2012. Mr. Kohen also previously served as our Chief Executive Officer from 2004 through 2012. Mr. Kohen is a businessman, entrepreneur and inventor of our technologies. He brings strategic acumen with over 20 years of experience in business, as well as in advanced smart home technologies, product design, lighting, and other related businesses. Since founding the Company, he has succeeded in attracting and engaging accomplished Board members, talented management and leading executives from various industries. He has led every major milestone achieved by the Company to date, including securing substantial financing to support the Company’s growth. The Board of Directors believes that with Mr. Kohen’s leadership and qualifications, and the continuity that he brings with his advanced business strategies, he will continue to move us forward towards achieving our goals.

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Leonard J. Sokolow has served as Co-Chief Executive Officer of the Company since September 2023 and as a director of the Company since November 2015. Mr. Sokolow previously served in various roles at Newbridge Financial, Inc. and its subsidiaries, including as Chief Executive Officer and President of Newbridge Financial, Inc. from January 2015 through August 2023; as Chief Executive Officer of Newbridge Financial, Inc.’s broker-dealer subsidiary, Newbridge Securities Corporation, and Chief Executive Officer of Newbridge Financial, Inc.’s registered investment adviser subsidiary, Newbridge Financial Services Group, Inc., from July 2022 through August 2023; and as Chairman of Newbridge Securities Corporation from January 2015 through July 2022. Mr. Sokolow previously served in a variety of roles at vFinance, Inc., a publicly traded financial services company, including as Chairman of the board of directors from January 2007, a member of the board of directors from November 1997 and Chief Executive Officer from January 2007 through July 2008, when it merged into National Holdings Corporation, a publicly traded financial services company. Mr. Sokolow also served as President of vFinance, Inc. from January 2001 through December 2006. From July 2008 until July 2012, Mr. Sokolow was President of National Holdings Corporation, and from July 2008 until July 2014, he was Vice Chairman of the board of directors of National Holdings Corporation. From July 2012 until December 2014, Mr. Sokolow was a consultant and partner at Caribou LLC, a strategic advisory services firm. Mr. Sokolow was Founder, Chairman and Chief Executive Officer of the Americas Growth Fund Inc., a closed-end management investment company, from 1994 to 1998. From 1988 until 1993, Mr. Sokolow was an Executive Vice President and the General Counsel of Applica Inc., a publicly traded appliance marketing and distribution company. From 1982 until 1988, Mr. Sokolow practiced corporate, securities and tax law and was one of the founding attorneys and a partner of an international boutique law firm. From 1980 until 1982, he worked as a Certified Public Accountant for Ernst & Young and KPMG Peat Marwick.

Mr. Sokolow has served on the board of directors of Consolidated Water Co. Ltd., a publicly traded developer and operator of advanced water supply and treatment plants and water distribution systems, since June 2006, where he currently serves as Chairman of the Audit Committee and as a member of the Nominations and Corporate Governance Committee. In addition, Mr. Sokolow has served on the board of directors of Vivos Therapeutics, Inc., a publicly traded medical technology company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities, since June 2020, where he currently serves as Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee, and on the board of directors of Agrify Corporation, a publicly traded provider of innovative cultivation and extraction solutions for the cannabis industry, since December 2021, where he currently serves as a member of the Audit Committee and the Compensation Committee. Mr. Sokolow previously served on the board of directors of, and as Chairman of the Audit Committee for, Marquee Energy Ltd. (formerly Alberta Oilsands Inc.), a then publicly traded energy company. Our Board believes Mr. Sokolow’s qualifications to serve as a member of our Board include his extensive experience in the financial industry and in strategic planning, mergers, acquisitions, securities, and corporate development advisory services, his service on other public company boards and his history of executive leadership in developing and operating businesses.

Nancy DiMattia has served as a director of the Company since February 2022. Ms. DiMattia has served as Chief Financial Officer of Island Stone North America, a manufacturer and supplier of natural stone and man-made tiles, since October 2022. Ms. DiMattia previously served as Senior Vice President and Chief Financial Officer of Tile Shop Holdings, Inc., a publicly traded specialty retailer of natural stone and man-made tiles, setting and maintenance materials, and related accessories, from September 2019 until January 2022, where she continued to serve in an advisory capacity through March 2022. She also previously provided consulting services to Tile Shop Holdings, Inc. from July 2019 until September 2019. Before joining Tile Shop Holdings, Inc., Ms. DiMattia gained over twenty-five years of experience in financial reporting and accounting processes in positions of increasing responsibility at Virginia Tile Company, a provider of ceramic, porcelain, glass and natural stone tiles, most recently serving as the Corporate Controller from 2005 until March 2019. During her tenure at Virginia Tile Company, she was responsible for establishing sound financial management, promoting effective internal accounting controls, developing and leading highly competent accounting teams, and maintaining a documented system of accounting policies and procedures. Our Board believes Ms. DiMattia’s qualifications to serve as a member of our Board include her retail industry experience, including her experience overseeing retail-related information technology measures and working with a customer base that includes architects and designers, and financial expertise, including managing audits, internal controls and mergers and acquisitions.

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Gary N. Golden has served as a director of the Company since February 2022. Since June 2023, Mr. Golden has served as the Chief Financial Officer of Media Culture, a brand response media agency. Mr. Golden was previously employed at vcfo, which offers fractional CFO and human resources services to clients who require advisors they can trust to guide them through major changes, from April 2022 through May 2023. During 2021, Mr. Golden served as interim Chief Financial Officer of ADB Companies, which provides strategy, design, execution and program management services for the communication, utility, and technology industries. Prior to that, during 2021, Mr. Golden served as a project manager and professional services contractor for MMC Group, Inc., which offers full-service workforce solutions, and as interim controller at SportClips Haircuts. During 2020, he served as a special project auditor for WebsterRogers LLP, a South Carolina-based accounting and consulting firm that provides a broad spectrum of assurance, tax and advisory services. From 2013 to 2019, Mr. Golden served as Chief Financial Officer at NBG Home, an affiliate of Nielsen & Bainbridge, LLC and one of the largest home decor manufacturing companies and importers globally. From 2008 to 2013, Mr. Golden served as Chief Financial Officer and Professional Services Contractor for MMC Group, Inc. Mr. Golden has served in a variety of other financial and operational roles, including as Vice President, Controller of Kinko’s Inc., Senior Vice President and Corporate Controller of Blockbuster, Inc., and in controller and internal audit roles at Fuqua Industries and Qualex, Inc. Mr. Golden is a licensed Certified Public Accountant and began his career at Arthur Andersen & Inc. Our Board believes Mr. Golden’s qualifications to serve as a member of our Board include his financial expertise, including his status as an “audit committee financial expert,” and his experience in the home goods and lighting industry.

Efrat L. Greenstein Brayer has served as a director of the Company since February 2022. Ms. Greenstein Brayer currently serves as Co-Founder and Chief Executive Officer of Merkavah Inc. (d/b/a Ezzree), which provides online emotional and spiritual support care services, and has been principal attorney of the law office of Laura Greenstein since 2000, where she provides services as a corporate finance attorney. Ms. Greenstein Brayer previously served as a contract attorney with Holland & Knight LLP from 2006 through 2012, as associate counsel at Bank Hapoalim B.M. from 1996 through 2000, as an associate at Rogers & Wells (later acquired by Clifford Chance LLP) from 1993 through 1996, and as an associate at Haight, Gardner, Poor & Havens (later acquired by Holland & Knight LLP) from 1988 through 1993. Ms. Greenstein Brayer has also served as an officer or director of several private companies. Our Board believes Ms. Greenstein Brayer’s qualifications to serve as a member of our Board include her corporate law expertise and her experience founding and serving as Chief Executive Officer of a private company, including her experience with customer service and technology innovation.

Governor Thomas J. Ridge has served as a director of the Company since June 2013. Mr. Ridge founded and has served at Ridge Global, LLC, a global strategic consulting company and provider of insurance and risk transfer solutions, since July 2006, where he currently serves as Chairman of the board and Chief Executive Officer and previously served as President. In 2014, Mr. Ridge co-founded Ridge Schmidt Cyber, an executive services firm addressing the increasing demands of cybersecurity. In April 2010, Mr. Ridge became a partner of Ridge Policy Group, a bipartisan, full-service government affairs and issue management group. From January 2003 to January 2005, Mr. Ridge served as the Secretary of the United States Department of Homeland Security, and from September 2001 through January 2003, Mr. Ridge served as the Special Assistant to the President for Homeland Security.

Mr. Ridge served two terms as Governor of the Commonwealth of Pennsylvania, from 1995 to 2001, and served as a member of the U.S. House of Representatives from January 1983 until January 1995. Mr. Ridge previously served as a member of the board of directors of The Hershey Company, a global confectionery leader, from November 2007 to May 2018, Advaxis, Inc., a then publicly traded clinical-stage biotechnology company, from August 2015 to March 2018, and LifeLock, Inc., a then publicly traded provider of identity theft protection, from March 2010 to February 2017, until its merger with a subsidiary of Symantec Corporation, as well as several other public companies. Mr. Ridge serves as Co-Chair of the Bipartisan Commission on Biodefense, as Chairman Emeritus of the board of the National Organization on Disability, and as a member of board of trustees of the Center for the Study of the Presidency, among other private organizations. Our Board believes Mr. Ridge’s qualifications to serve as a member of our Board include his vast experience in both government and industry, his service on other public and private company boards and his expertise in risk management and cybersecurity.

Dov Shiff has served as a director of the Company since February 2014. Mr. Shiff is presently President and Chief Executive Officer of the Shiff Group of Companies. The Shiff Group owns and operates hotels and other real estate in Israel, including Hayozem Resorts & Hotels Ltd., Marina Hotel Tel Aviv Ltd. and Zvidan Investments Ltd. Our Board believes Mr. Shiff’s qualifications to serve as a member of our Board include his experience in developing and operating new businesses.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES.

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THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Director Independence

As required under The Nasdaq Stock Market LLC (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that all members of the Board of Directors, except Rani R. Kohen, Dov Shiff and Leonard J. Sokolow, are “independent” as that term is defined under applicable SEC rules and regulations and Nasdaq listing requirements and rules. In making such independence determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the transactions described below under “Certain Relationships and Related Party Transactions” and beneficial ownership of our capital stock by each non-employee director. The composition of our Board of Directors and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC, including applicable independence requirements.

Composition of our Board of Directors

Our business and affairs are managed under the direction of our Board of Directors, which currently consists of seven directors. The number of directors is determined by our Board of Directors or our stockholders, but will not be less than five persons, subject to the terms of our Articles and our Bylaws. Each director is elected to a one-year term and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal. Vacancies and newly created directorships on the Board of Directors may be filled at any time by the remaining directors.

Diversity

Two of our directors are women, representing approximately 25% of our Board of Directors. Additional information regarding director diversity is included in the table below.

Board Diversity Matrix (As of May 15, 2024)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4		1
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	2

We believe that having a diverse Board of Directors can offer a breadth and depth of perspectives that enhance our performance. The Nominating and Corporate Governance Committee will, when evaluating candidates for service on the Board, consider the manner in which a candidate’s appointment to the Board would impact the overall composition of the Board with regard to diversity of viewpoint, professional experience, education, skill, age, gender identity, nationality, race, ethnicity and sexual orientation.

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Board Leadership Structure and Board’s Role in Risk Oversight

We have chosen to separate the Chief Executive Officer and Board chairperson positions, as our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time. We believe that separating the positions of Chief Executive Officer and chairperson of the Board of Directors allows our Co-Chief Executive Officers to focus on our day-to-day business, while allowing a chairperson of the Board to lead the Board of Directors in its fundamental role of providing advice to and oversight of management. The Board does not believe that one particular leadership structure is always appropriate, and that the decision as to whether the positions of Chief Executive Officer and chairperson should be combined or separated, and whether an executive or an independent director should serve as chairperson if the roles are split, should be based upon the particular circumstances facing the Company. Maintaining a flexible policy allows the Board to choose the leadership structure that best serves the interests of the Company and its stockholders at any particular time. The Board will continue to periodically evaluate the Board’s leadership structure and its appropriateness given the needs of the Board and the Company.

While our executive officers are responsible for the day-to-day management of the material risks we face, one of the key functions of our Board of Directors is informed oversight of our risk management process. In particular, our Board of Directors is responsible for monitoring and assessing strategic and operational risk exposure related to our business, which may include regulatory, financial, human capital, environmental, social and governance (“ESG”) matters, sustainability, safety, information technology and cybersecurity, litigation and reputation risks, among others. Our Board of Directors administers its oversight function directly as a whole. Our Board of Directors also administers its oversight through various standing committees, which address risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with financial reporting, accounting and auditing matters and legal and regulatory compliance, as well as our information technology and technology risks, such as cybersecurity, and our related party transactions and conflicts of interest and associated risks; our Compensation Committee oversees the management of risks associated with our compensation policies and programs and risks related to our human capital management and employee succession planning; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, composition and organization of our Board of Directors, director succession planning, our corporate governance practices and ESG matters. The committee members regularly report to the full Board of Directors on material developments in their areas of oversight. Upon the request of the committees, our Co-Chief Executive Officers, Chief Financial Officer and other senior management attend meetings of these committees when they are not in executive session and may report on matters that would not be otherwise addressed at these meetings. Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each member of each standing committee of our Board of Directors qualifies as an independent director in accordance with the listing standards of Nasdaq. Our Board of Directors may from time to time establish other committees; for example, the Board has established a Business Strategy and Development Committee, which consists of Rani R. Kohen, Leonard J. Sokolow, and Nancy DiMattia.

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As of the record date, the membership of the standing committees was as follows:

Board Member	Audit	Compensation	Nominating & Corporate Governance
Rani R. Kohen
Leonard J. Sokolow
Nancy DiMattia	X	X	X
Gary N. Golden	Chair	Chair	X
Efrat L. Greenstein Brayer	X	X	Chair
Thomas J. Ridge
Dov Shiff
Number of Meetings Held During 2023	6	6	3

Each standing committee operates pursuant to a charter adopted by our Board of Directors. The full text of our Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are posted on the investor relations section of our website at www.skyplug.com.

Audit Committee

Our Audit Committee consists of Ms. DiMattia, Ms. Greenstein Brayer and Mr. Golden, who is the chair of the Audit Committee. The functions of the Audit Committee include:

●	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

●	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	reviewing our disclosure controls and procedures, as well as reviewing disclosures regarding our internal control over financial reporting;

●	establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

●	recommending to the Board of Directors, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements will be included in our annual reports on Form 10-K;

●	discussing with management our policies with respect to risk assessment and risk management and our significant financial risk exposures, as well as information security and technology risks (including cybersecurity);

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing and overseeing all related person transactions for potential conflict of interest situations, as well as annually reviewing the related party transactions policy;

●	overseeing compliance with, and annually reviewing, the Code of Business Conduct and Ethics; and

●	reviewing quarterly earnings releases.

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All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq listing rules. Our Board of Directors has determined that Mr. Golden qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and meets the financial sophistication requirements of Nasdaq listing standards. In making this determination, our Board of Directors considered Mr. Golden’s prior experience, business acumen and independence. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

Compensation Committee

Our Compensation Committee consists of Ms. DiMattia, Ms. Greenstein Brayer and Mr. Golden, who is the chair of the Compensation Committee. The functions of the Compensation Committee include:

●	annually reviewing our overall compensation policy as it applies to our employees generally, and the corporate goals and objectives relevant to compensation of the Executive Chairman, Co-Chief Executive Officers and our other executive officers;

●	reviewing and approving or recommending to the Board of Directors the compensation of our executive officers;

●	reviewing and approving or recommending to the Board of Directors our incentive compensation plans and equity-based plans;

●	reviewing and recommending to the Board of Directors the compensation of our non-management directors;

●	reviewing the executive compensation disclosures and, if and when required, preparing the compensation committee report required by SEC rules to be included in our annual proxy statement or Form 10-K, as applicable;

●	overseeing risks relating to our compensation policies, practices and procedures;

●	reviewing and overseeing the application of the Company’s policy for clawback, or recoupment, of incentive compensation;

●	reviewing our strategies related to human capital management, including talent acquisition, development and retention, diversity and inclusion and corporate culture; and

●	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. DiMattia, Mr. Golden and Ms. Greenstein Brayer, who is the chair of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee include:

●	identifying and evaluating individuals qualified to become members of the Board of Directors;

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●	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;

●	considering, developing and recommending to the Board of Directors policies and procedures with respect to the nomination of directors or other corporate governance matters;

●	reviewing disclosures relating to our corporate governance practices to be included in our annual proxy statement or Form 10-K, as applicable;

●	reviewing our policies and practices regarding corporate social responsibility and ESG matters and related risks;

●	reviewing proposals submitted by stockholders for inclusion in our proxy materials; and

●	overseeing the evaluation of our Board of Directors and Board committees.

The Nominating and Corporate Governance Committee considers the following criteria, among other criteria that it deems appropriate, in recommending candidates for service on the Board:

●	personal and professional integrity;

●	experience in corporate management, such as service as an officer of a publicly held company and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company;

●	experience in our industry and/or in areas of relevance to us, including, without limitation, ESG;

●	experience as a member of the board of directors of another publicly held company;

●	academic expertise in our area of operations;

●	practical and mature business judgment, including the ability to make independent analytical inquiries; and

●	the manner in which a candidate’s appointment to the Board would impact the overall composition of the Board with regard to diversity of viewpoint, professional experience, education, skill, age, gender identity, nationality, race, ethnicity and sexual orientation.

The above are only threshold criteria, and the Nominating and Corporate Governance Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances. In assessing director candidates, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. While the Nominating and Corporate Governance Committee does not have a formal diversity policy (however that term may be defined), it recognizes that having a diverse Board with a variety of viewpoints provides a more comprehensive decision-making process and reflects an increased emphasis on gender and diversity parity by investors. To advance our goal of promoting Board diversity, the Nominating and Corporate Governance Committee intends to include, and to request any search firm retained by the Nominating and Corporate Governance Committee include, in its list of director candidates for potential recommendation to the Board one or more qualified women and/or minority candidates. Our commitment is reflected, in part, by our current Board composition, which includes two women.

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In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee will assess the independence of the nominee under applicable SEC rules and regulations and Nasdaq listing standards and conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. If a candidate passes the preliminary review, we expect members of the Nominating and Corporate Governance Committee and the Executive Chairman will interview the candidate to confirm whether he or she possesses the criteria established by the Nominating and Corporate Governance Committee, in addition to his or her personality, leadership traits, work ethic, and independence to effectively contribute as a member of the Board. The Nominating and Corporate Governance Committee will meet to discuss and consider the candidates’ qualifications and then recommend to the Board for appointment a nominee by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Such recommendations should be made in accordance with the Company’s procedures for nomination of directors by stockholders, as described in the Company’s Bylaws. The Nominating and Corporate Governance Committee does not alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Board Meetings

The Board held six meetings during 2023. Each of our current directors that served during 2023 attended at least 75% of the aggregate meetings of the Board held during the period for which he or she served and the committees of the Board on which he or she served during the periods that he or she served during 2023, other than Mr. Ridge, who was unable to attend at least 75% of such meetings due to health-related issues.

Annual Meetings of Stockholders

While we do not have a formal policy regarding attendance by members of our Board of Directors at the Annual Meetings of Stockholders, we encourage, but do not require, directors to attend. Messrs. Kohen, Golden, and Sokolow and Mss. DiMattia and Greenstein Brayer attended our 2023 Annual Meeting of Stockholders.

Human Capital

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our current and future employees. We encourage and support the growth and development of our employees. Continual learning and career development is advanced through ongoing performance and development conversations with employees, and reimbursement is available to employees for seminars, conferences, formal education and other training events employees attend in connection with their job duties.

Our core values of accountability, openness and integrity underscore everything we do and drive our day-to-day interactions. The safety, health and wellness of our employees is a top priority.

Sustainability

We aim to provide safe and sustainable solutions to consumers, who increasingly consider sustainability and energy efficiency when purchasing products. We believe that creating sustainable products and streamlining our operations drives efficiency, innovation and, ultimately, long-term value-creation. In designing and improving our products, we consider and apply sustainability strategies, as appropriate. For example, our products’ features include an energy savings economical mode, which can help users reduce their energy consumption, and we generally use LED lighting in our ceiling fans and light fixtures, which is more energy-efficient than traditional lighting products.

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Cybersecurity

Cybersecurity is an important part of our Enterprise Risk Management program, and the Company seeks to address cybersecurity risks through a comprehensive, cross-functional approach. The Company’s cybersecurity policies, standards, processes, and practices for assessing, identifying, and managing material risks from cybersecurity threats and responding to cybersecurity incidents are integrated into the Company’s risk management program and are based on recognized frameworks established by the National Institute of Standards and Technology. The Company has established controls and procedures, including an Incident Response Plan, that provide for the identification, analysis, notification, escalation, communication, and remediation of data security incidents at appropriate levels so that so that decisions regarding the public disclosure and reporting of such incidents can be made by management in a timely manner. In particular, the Company’s Incident Response Plan (i) is designed to identify and detect information security threats through various mechanisms, such as through security controls and third-party disclosures, and (ii) sets forth a process to (a) analyze any such threats detected within the Company’s IT environment or within a third-party’s IT environment, (b) contain cybersecurity threats under various circumstances, and (c) better ensure the Company can recover from cybersecurity incidents to a normal state of business operations. The Company has established and maintains other incident response and recovery plans that address the Company’s response to a cybersecurity incident.

As part of its cybersecurity program, the Company deploys measures to deter, prevent, detect, respond to and mitigate cybersecurity threats, including firewalls, anti-malware, intrusion prevention and detection systems, identity and access controls, software patching protocols, and physical security measures. The Company periodically assesses and tests the Company’s policies, standards, processes, and practices that are designed to address cybersecurity threats and incidents, including by assessing current threat intelligence, conducting tabletop exercises, and vulnerability and security testing. The Company has a process to report material results of such testing and assessments to the Board, and periodically adjusts the Company’s cybersecurity program based on these exercises. The Company engages third parties to conduct part of such testing. The Company identifies and oversees cybersecurity risks presented by third parties and their systems from a risk-based perspective. The Company also conducts cybersecurity training for employees (including mandatory training programs for system users).

Considering the pervasive and increasing threat from cyberattacks, the Board and the Audit Committee, with input from management, assess the Company’s cybersecurity threats and the measures implemented by the Company to mitigate and prevent cyberattacks. The Audit Committee consults with management regarding ongoing cybersecurity initiatives, and requests management to report to the Audit Committee or the full Board regularly on their assessment of the Company’s cybersecurity program and risks. Both the Audit Committee and the full Board will receive regular reports from its senior management on cybersecurity risks and timely reports regarding any cybersecurity incident that meets established reporting thresholds, as well as ongoing updates regarding any such incident until it has been addressed. Our Board has risk management experience. We hire consultant and third parties to conduct our threat assessments and supplement the monitoring of such threats by utilizing online data tools.

In addition, the Company’s information security and/cybersecurity program is managed by our Chief Technology Officer (“CTO”), whose team is responsible for leading enterprise-wide cybersecurity strategy, policy, standards, architecture, and processes. The CTO provides periodic reports to our Audit Committee as well as our Co-Chief Executive Officers and Chief Financial Officer and other members of our senior management as appropriate. We have also established cross-functional teams to collaborate and communicate on cybersecurity-related issues. The reports to management include updates on the Company’s cyber risks and threats, the status of projects to strengthen our information security systems, assessments of the information security program, and the emerging threat landscape. Our CTO, Mr. Eliran Ben-Zikri served in the one of the most elite computer units of the Israeli Defense Force and has over 10 years of experience in the cloud technology, previously holding senior positions in leading Israeli technology companies, including eToro and SimilarWeb.

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Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all of our directors, employees, and officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). The full text of our Code of Business Conduct and Ethics is posted on the investor relations section of our website at www.skyplug.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website within four business days following the date of the amendment or waiver.

Communication with the Board of Directors

Interested parties, including stockholders, may contact the Board of Directors, including the non-management directors, or any committee of the Board of Directors by sending correspondence to SKYX Platforms Corp., 2855 W. McNab Road, Pompano Beach, Florida 33069, Attention: Secretary. The Secretary will review and promptly forward communications to the appropriate members of the Board of Directors or the appropriate committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as business solicitation or advertisements, junk mail or spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers were involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past 10 years.

Hedging or Pledging of Company Stock

Our insider trading policy prohibits our employees, officers and directors from engaging in hedging or monetization transactions with respect to our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, from trading in derivative securities related to our common stock, which include publicly traded call and put options, and from engaging in short selling of our common stock. Our insider trading policy prohibits holding our securities in a margin account or otherwise pledging securities as collateral, except with prior approval of the compliance officer designated under the policy.

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DIRECTOR COMPENSATION

Our Board of Directors approved a program for non-employee director compensation (the “Director Compensation Program”) in March 2022, and the Board amended the Director Compensation Program in March 2023. Under the Director Compensation Program, for service on our Board, non-employee directors receive an annual cash retainer of $30,000, paid in quarterly installments. Directors may elect to have the cash retainer paid in the form of shares of common stock. For 2023, shares were granted on the last day of each quarter, with the number of shares granted determined based on the opening price per share of common stock on Nasdaq on the last day of the quarter. Ms. DiMattia and Messrs. Ridge, Shiff and Sokolow each elected to receive their 2023 annual cash retainer in shares of common stock. For 2024, all shares will be granted on December 31, 2024, with the number of shares granted to be determined based on the opening price per share of common stock on Nasdaq on such date. Messrs. Ridge and Shiff have each elected to receive their 2024 annual cash retainer in shares of common stock.

In addition, on the third trading day after the earlier of the date of the earnings release or the date the annual report is filed on Form 10-K (the “Program Grant Date”), non-employee directors receive an annual grant of (i) 5,000 shares of restricted stock, which vest immediately on the Program Grant Date, and (ii) options to purchase up to 5,000 shares of common stock with an exercise price equal to the closing price of common stock on Nasdaq on the Program Grant Date, which will vest in twelve equal monthly installments beginning on the last day of the month in which the options were granted and expire five years from the Program Grant Date.

For service as a member of the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee, non-employee directors each receive an additional annual grant of (i) 3,000 shares of restricted stock, which vest immediately on the Program Grant Date, and (ii) options to purchase up to 3,000 shares of common stock with an exercise price equal to the closing price of common stock on Nasdaq on the Program Grant Date, which will vest in twelve equal monthly installments beginning on the last day of the month in which the options were granted and expire five years from the Program Grant Date.

For service as the Chair of the Audit Committee, Compensation Committee and/or Nominating and Corporate Governance Committee, non-employee directors each receive an additional annual grant of (i) 2,000 shares of restricted stock, which vest immediately on the Program Grant Date, and (ii) options to purchase up to 2,000 shares of common stock with an exercise price equal to the closing price of common stock on Nasdaq on the Program Grant Date, which will vest in twelve equal monthly installments beginning on the last day of the month in which the options were granted and expire five years from the Program Grant Date.

For non-employee members of the Business Strategy and Development Committee of the Board, non-employee directors each receive an additional annual grant of (i) 12,500 shares of restricted stock, which vest immediately on the Program Grant Date, and (ii) options to purchase up to 12,500 shares of common stock with an exercise price equal to the closing price of common stock on Nasdaq on the Program Grant Date, which will vest in twelve equal monthly installments beginning on the last day of the month in which the options were granted and expire five years from the Program Grant Date.

Non-employee directors also receive reimbursement of reasonable out-of-pocket expenses for attending meetings and carrying out duties as board members.

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Director Compensation Table

The following table summarizes the compensation paid to each non-employee director who served during the fiscal year ended December 31, 2023. All compensation earned by Messrs. Kohen and Sokolow during 2023 has been reported in the “Summary Compensation Table” under “Executive Compensation.”

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Nancy DiMattia	—	116,531	25,902	—	—	—	142,433
Gary N. Golden	30,000	59,040	19,572	—	—	—	108,612
Efrat L. Greenstein Brayer	30,000	52,480	17,443	—	—	—	99,923
Thomas J. Ridge	—	46,010	6,400	—	—	—	52,410
Dov Shiff	—	46,010	6,400	—	—	—	52,410

(1)	The table reflects the grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”), of the restricted share awards and options granted to directors in 2023. The assumptions used to determine the valuation of the awards are discussed in Note 2 and Note 12 to our consolidated financial statements included in our 2023 Annual Report. All stock options reported in the table above were granted with an exercise price of $3.28 per share and vest in twelve equal monthly installments beginning on April 30, 2023.

There were no unvested stock awards held by non-employee directors as of December 31, 2023. The total number of unexercised option awards (vested and unvested) held by our non-employee directors as of December 31, 2023 was as follows: Ms. DiMattia, 34,500 options; Mr. Golden, 28,000 options; Ms. Greenstein Brayer, 25,000 options; Mr. Ridge, 610,000 options; and Mr. Shiff, 110,000 options.

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PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal to Ratify Appointment of M&K

M&K has served as the Company’s independent registered public accounting firm since 2018. Representatives of M&K are expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Audit Committee has approved the selection of M&K to serve as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2024. Although neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of M&K as our independent registered public accounting firm, the Audit Committee considers the appointment of an independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of M&K for ratification by stockholders as a matter of good corporate governance.

If the stockholders fail to ratify the selection of M&K as the Company’s independent registered public accounting firm for fiscal year 2024, the Audit Committee will consider whether to retain M&K. In addition, even if stockholders ratify the Audit Committee’s selection, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and its stockholders.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us for the years ended December 31, 2023 and December 31, 2022 by M&K:

	2023	2022
Audit Fees(1)	$96,000	$72,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$96,000	$72,500

(1)	Audit fees represent amounts billed for professional services rendered for the audit and/or review of our consolidated financial statements. For 2023, includes fees related to professional services rendered in connection with the issuance of consents related to Registration Statements on Form S-3 and the audit of the financial statements of Belami, Inc. For 2022, includes audit fees for professional services rendered in relation to the review of our registration statement and other documents filed with the SEC in connection with our initial public offering and fees related to professional services rendered in connection with the issuance of a consent related to a Registration Statement on Form S-8.

Pre-Approval Policy

Pursuant to the Audit Committee Charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditors. Notwithstanding the foregoing, separate Audit Committee pre-approval is not required (a) if the engagement for services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the independent auditor (the “Pre-Approval Policy”) as to matters within the scope of the Pre-Approval Policy or (b) for de minimis non-audit services that are approved in accordance with applicable SEC rules. For fiscal year 2023, all services performed by our independent auditors were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF M&K AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table provides information about our executive officers, including their ages, as of the record date. Mr. Kohen’s and Mr. Sokolow’s backgrounds are described above under “Proposal 1—Election of Directors.”

Name	Age	Position
Rani R. Kohen	58	Director, Executive Chairman
John P. Campi	79	Co-Chief Executive Officer
Leonard J. Sokolow	67	Director, Co-Chief Executive Officer
Marc-Andre Boisseau	59	Chief Financial Officer
Steven M. Schmidt	70	President
Patricia Barron	63	Chief Operations Officer

John P. Campi has served as our Co-Chief Executive Officer since September 2023. He previously served as our Chief Executive Officer from November 2014 to September 2023 and as our Chief Financial Officer through December 31, 2021. Mr. Campi founded Genesis Management, LLC in 2009, and retired in 2014 upon accepting the role of our Chief Executive Officer. Mr. Campi has extensive experience in the field of cost management, is recognized as a founder of the strategic cost-management discipline known as Activity-Based Cost Management and has extensive experience in the field of supply chain management. From December 2007 to December 2008, Mr. Campi served as the Chief Procurement Officer and an Executive Vice President for Chrysler, where he was responsible for all worldwide purchasing and supplier quality activities. From September 2003 to January 2007, Mr. Campi served as the Senior Vice President of Sourcing and Vendor Management for The Home Depot, Inc., where he led the drive for standardization and optimization of The Home Depot, Inc.’s global supply chain. From April 2002 to September 2003, Mr. Campi served as the Chief Procurement Officer and Vice President for DuPont Global Sourcing and Logistics. Prior to 2002, Mr. Campi led the Global Sourcing activities for GE Power Energy and held a variety of positions with Federal Mogul, Parker-Hannifin Corporation and PricewaterhouseCoopers. Mr. Campi previously served on the board of Trustees of Case Western Reserve University and has been appointed an Emeriti Trustee. Mr. Campi also has served as a member of the advisory board of directors for three startup companies and has served as a Member of the Financial Executives Institute and the Institute of Management Accountants. Mr. Campi received his MBA from Case Western Reserve University. Mr. Campi has extensive executive and advisory experience with established and startup companies, as well as in cost-management and supply chain management.

Marc-Andre Boisseau has served as our Chief Financial Officer and as our principal financial officer and principal accounting officer since January 1, 2022. Mr. Boisseau is a partner of Boisseau, Felicione & Associates Inc., which provides advisory and tax services for public and private companies in a variety of industries and which he founded in February 2002. Among other positions, Mr. Boisseau served at Citrix Systems, Inc., a publicly-traded software development company, as Corporate Controller from 1995 to December 1999 and as Principal Accounting Officer from March 1997 to December 1999, and as a senior auditor at Ernst & Young. Mr. Boisseau is a Certified Public Accountant.

Steven M. Schmidt has served as our President since June 2021 and has served as a consultant to the Company since August 2019. Mr. Schmidt formed Schmidt Family Investments LLC, which invests in early stage companies, in May 2017, of which he is the sole principal. Mr. Schmidt previously served in a variety of roles at Office Depot, Inc., an office supply retailer, from July 2007 through May 2016, including as Executive Vice President and President, International from November 2011 to May 2016, Executive Vice President, Corporate Strategy and New Business Development from July 2011 until November 2011 and President, North American Business Solutions from July 2007 until November 2011. Prior to joining Office Depot, Inc., Mr. Schmidt spent 11 years with the ACNielsen Corporation, a marketing research firm, most recently serving as President and Chief Executive Officer. Prior to joining ACNielsen, Mr. Schmidt spent eight years at the Pillsbury Food Company, serving as President of its Canadian and Southeast Asian operations. He has also held management positions at PepsiCo and Procter & Gamble.

Patricia Barron has served as our Chief Operations Officer since June 2007. Prior to joining the Company, Ms. Barron was the President and owner of LTG Services, Inc., which focused on safety consulting services, specializing in the review and compliance of electrical products requiring UL, CSA, and CE certifications, since 1989. Prior to that, Ms. Barron worked as a consultant and engineer in the lighting, safety and approval industry and, from June 1977 to August 1984, worked as an engineering assistant for Underwriters Laboratories, Inc. (n/k/a UL) in the ceiling fan category. Ms. Barron received her MBA from Georgia State University. Ms. Barron has extensive industry and executive experience.

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EXECUTIVE COMPENSATION

Compensation Overview

Our “named executive officers” for the year ended December 31, 2023 were:

●	John P. Campi, Co-Chief Executive Officer (since September 12, 2023; previously, Chief Executive Officer);

●	Leonard J. Sokolow, Co-Chief Executive Officer (since September 12, 2023; previously, a non-employee director of the Company);

●	Rani R. Kohen, Executive Chairman;

●	Marc-Andre Boisseau, Chief Financial Officer;

●	Steven M. Schmidt, President; and

●	Patricia Barron, Chief Operations Officer.

Our executive compensation program reflects our continued growth and development-oriented focus. We recognize that our ability to excel depends on the knowledge, skill and teamwork of our employees. To this end, we strive to create an environment of mutual respect, encouragement, and teamwork that rewards commitment and performance and is responsive to the needs of our employees. The principles and objectives of our compensation and benefits programs for our employees generally, and for our named executive officers specifically, include to align our compensation program with our corporate strategies, financial objectives and the long-term interests of our stockholders; retain and reward executives whose knowledge, skills and performance ensure our continued success; and ensure that total compensation is fair, reasonable and competitive. The compensation received by our named executive officers is based primarily on their experience and knowledge as well as their responsibilities and individual contributions to the Company.

The Compensation Committee of our Board of Directors evaluates our executive compensation values and philosophy and executive compensation plans and arrangements as circumstances require. As part of this review process, we expect the Compensation Committee to apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive. We will also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

Executive Compensation Program Components

Base Salary

Executive officer base salaries are based on job responsibilities and individual contributions and are designed to attract and retain employees over time. Each of our named executive officers (other than Mr. Schmidt) receives a base salary set forth in an employment agreement entered into with the Company, and the Board has the discretion to review and adjust each applicable named executive officer’s base salary. Mr. Campi, Mr. Kohen, Ms. Barron and Mr. Boisseau received an annual base salary of $150,000, $300,000, $150,000, and $144,000, respectively, during 2023. Pursuant to the employment agreement that the Company entered into with Mr. Sokolow at the time of his appointment as Co-Chief Executive Officer on September 12, 2023, Mr. Sokolow receives a base salary of $160,000 per year. For his service on the Board of Directors during the portion of 2023 prior to his appointment as Co-Chief Executive Officer, Mr. Sokolow was paid pursuant to the Company’s non-employee Director Compensation Program, which is described above under the heading “Director Compensation.”

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Incentive and Bonus Compensation

Certain named executive officers’ employment agreement also provide for the receipt of incentive and/or bonus compensation, which may be paid annually in cash and/or stock. These incentive compensation and bonus awards are designed to focus our executive officers on our business objectives of growing our business, including increasing our revenue and income. Mr. Sokolow will receive a minimum bonus every six months during the term of his employment agreement equal to $40,000 in cash or stock, as elected by Mr. Sokolow, and is eligible to receive a performance-based bonus, payable in equity and/or cash, subject to the achievement of performance metrics and other criteria as determined by the Executive Chairman and approved by the Compensation Committee. Mr. Kohen is eligible to receive annual incentive compensation based on our annual gross revenue, which may be paid in cash, stock and/or options, as well as supplemental bonus compensation of performance-based stock options to purchase up to 17,000,000 shares of common stock at an exercise price ranging between $4.00 and $12.00 per share, determined based on the achievement of specified market capitalizations of the Company, and the potential to receive further options based on the achievement of additional specific market capitalizations of the Company, as described further below under “Agreements with Named Executive Officers.” Mr. Schmidt is eligible to receive a stock bonus of 20,000 shares that will be payable upon achievement of certain sales program goals, and he may be eligible to receive additional bonus compensation as determined by the Company. Mr. Boisseau is eligible to receive performance-based compensation in the form of a bonus, payable in equity and/or cash, as determined by the Compensation Committee, subject to the achievement of performance metrics and other criteria as determined by the Executive Chairman and approved by the Compensation Committee. The actual incentive and/or bonus compensation earned by each of our named executive officers during our most recent fiscal year is set forth in the “Summary Compensation Table” below.

Other Equity Compensation and Awards

Our named executive officers may also receive equity awards under our 2021 Stock Incentive Plan (the “2021 Plan”). We use equity awards to align the interests of our named executive officers with those of our stockholders. We believe that equity awards, such as stock options, restricted share units (“RSUs”) and non-vested restricted stock, encourage our named executive officers to focus on our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.

Pursuant to his employment agreement, on September 12, 2023, Mr. Sokolow received (i) 450,000 RSUs, 120,000 of which vested on the date of grant, 300,000 of which will vest in six semi-annual installments of 50,000, beginning on March 12, 2024, and 30,000 of which will vest on March 12, 2027; and (ii) five-year stock options to purchase up to 450,000 shares of the Company’s common stock at an exercise price of $1.58 per share, 120,000 of which vested on the date of grant, 300,000 of which will vest in six semi-annual installments of 50,000, beginning on March 12, 2024, and 30,000 of which will vest on March 12, 2027, in each case subject to continuous employment through the applicable vesting date.

During 2023, the compensation committee granted certain equity awards and a cash bonus award to Mr. Boisseau. On April 5, 2023, Mr. Boisseau received 120,000 RSUs and five-year stock options to purchase up to 120,000 shares of the Company’s common stock at an exercise price of $3.28 per share, in each case vesting in three equal annual installments beginning on the grant date, subject to continued employment through the applicable vesting date. In addition, on October 19, 2023, Mr. Boisseau received 7,993 RSUs that vested in full on November 15, 2023, and 25,000 RSUs that vested in two equal installments on February 15, 2024 and May 15, 2024 and were subject to Mr. Boisseau’s continuous employment through the applicable vesting date. In October 2023, the Compensation Committee also approved the payment of a discretionary cash bonus of $50,000 to Mr. Boisseau, of which $25,000 was immediately payable and $12,500 was payable on each of February 15, 2024 and May 15, 2024. Mr. Boisseau additionally elected to receive certain equity awards in cash, resulting in an additional $25,000 cash bonus payment to Mr. Boisseau, which was paid in November 2023.

On August 4, 2023, the Compensation Committee granted to Ms. Barron 100,000 RSUs and five-year stock options to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $2.08 per share, in each case vesting in four equal annual installments beginning on the grant date, subject to continued employment through the applicable vesting date.

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In addition to the equity incentive and supplemental bonus awards granted during fiscal 2023 as described above, pursuant to the Chairman Agreement (as defined below), effective January 1, 2022, Mr. Kohen was granted five-year options to purchase 1,020,000 shares of common stock, which have an exercise price of $12.00 per share, vest as to 340,000 shares on each of January 1, 2023, 2024 and 2025, and expire January 1, 2027.

Pursuant to his employment agreement, Mr. Schmidt received the following equity grants: a five-year option to purchase 60,000 shares of common stock at an exercise price of $0.10 per share, which vested in three equal annual installments on each of October 1, 2020, 2021 and 2022; a five-year option to purchase 60,000 shares of common stock at an exercise price of $6.00 per share, which vested in three equal annual installments on each of October 1, 2020, 2021 and 2022; and a five-year option to purchase 100,000 shares of common stock at an exercise price of $12.00 per share, which vests in four equal annual installments on each of June 1, 2021, 2022, 2023 and 2024 (which includes a signing bonus of options to purchase 25,000 shares). Mr. Schmidt’s employment agreement also provides for an annual grant of 25,000 shares of common stock on each of June 1, 2022, 2023 and 2024.

We also grant equity-based sign-on bonuses when necessary and appropriate to advance our and our stockholders’ interests, including to attract or retain top executive-level talent. Mr. Kohen’s Chairman Agreement provided for a sign-on bonus of a stock option to purchase 120,000 shares of common stock at an exercise price of $12.00 per share, which was granted effective January 1, 2022 and vested in full on January 1, 2023. Mr. Boisseau’s agreement provided for a signing bonus consisting of (1) 10,000 shares of restricted common stock, which vested in four equal installments as of the end of each quarter in 2022, and (2) a three-year stock option to purchase 10,000 shares of common stock, which vested in four equal installments at the end of each quarter in 2022, and which were both granted effective March 11, 2022. Those options have an exercise price of $12.34 per share.

Benefits and Perquisites

We offer health insurance to our full-time employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. For instance, Mr. Kohen is eligible to receive a $1,000 per month vehicle allowance, pursuant to the Chairman Agreement. On occasion, the Company pays travel expenses for family members and guests of named executive officers, to accompany named executive officers on trips for business purposes such as trade shows and other events.

Summary Compensation Table

The following table sets forth summary compensation information for the named executive officers and includes all compensation earned by the named executive officers for the respective period, regardless of whether such amounts were actually paid during the period.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John P. Campi	2023	150,000	—	—	—	—	—	150,000
Co-Chief Executive Officer	2022	150,000	—	—	—	90	—	150,090
Leonard J. Sokolow	2023	49,129	—	381,296	22,396	—	—	452,821
Co-Chief Executive Officer
Rani R. Kohen	2023	300,000	—	—	—	293,962	62,436	656,398
Executive Chairman	2022	300,000	—	—	2,419,539	90	28,496	2,748,125
Marc-Andre Boisseau	2023	144,000	50,000	249,117	81,706	—	—	524,823
Chief Financial Officer	2022	144,000	—	123,400	6,611	—	—	274,011
Patricia Barron	2023	150,000	—	73,429	23,617	—	11,633	258,679
Chief Operations Officer	2022	150,000	—	—	—	90	17,409	167,499
Steven M. Schmidt(5)	2023	—	—	—	—	—	—	—
President	2022	—	—	—	—	—	—	—

(1)	The value of stock awards and options in this table represents the fair value of such awards granted or modified during the fiscal year, as computed in accordance with Topic 718. The assumptions used to determine the valuation of the awards are discussed in Note 2 and Note 12 to our consolidated financial statements included in our 2023 Annual Report.

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(2)	During 2023: (i) Mr. Boisseau received 152,993 RSUs and options to purchase 120,000 shares of common stock at an exercise price of $3.28 per share; (ii) Ms. Barron received 100,000 RSUs and options to purchase 100,000 shares of common stock at an exercise price of $2.08 per share; and (iii) Mr. Sokolow received 450,000 RSUs and a stock option to purchase 450,000 shares common stock at an exercise price of $1.58 per share, in addition to 26,615 shares of common stock and stock options to purchase up to 17,500 shares of common stock at an exercise price of $3.28 per share, granted pursuant to our Director Compensation Program for his service as a non-employee director prior to his appointment as our Co-Chief Executive Officer, which are also reported in this table. For more information regarding equity awards granted to our named executive officers during fiscal 2023 and 2022, see “Executive Compensation Program Components—Other Equity Compensation and Awards” above.

(3)	Non-Equity Incentive Plan Compensation reflects incentive compensation and commission payable pursuant to each individual’s respective employment agreement, typically as a percent of the Company’s net revenue or sales earned, and in each case as described below under “Agreements with Named Executive Officers.”

In March 2024, Mr. Campi and Ms. Barron each entered into a commission termination agreement, terminating the incentive compensation-related provisions in their employment agreements and agreeing no amounts would be paid pursuant to such provisions for prior periods that had not previously been paid.

(4)	On occasion, the Company pays travel and lodging expenses for family members and guests of named executive officers, to accompany named executive officers on trips for business purposes such as road shows and other events. There was no incremental cost associated with family member travel that required disclosure in the Summary Compensation Table. For 2023, all other compensation consisted of the following: for Mr. Kohen, $21,590 for health insurance premiums, $28,846 paid in lieu of vacation, and $12,000 car allowance; and for Ms. Barron, $11,633 for health insurance premiums.

(5)	Pursuant to the Schmidt Agreement (as defined below), Mr. Schmidt’s receives equity compensation for his services to the Company and is eligible to receive additional bonus compensation as determined by the Company, as described below under “Agreements with Named Executive Officers.”

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding outstanding equity awards held by the named executive officers as of December 31, 2023:

	Option Awards								Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) Not exercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)*	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
John P. Campi	120,000		—		—	$6.00		9/1/2024	—		—	—	—
Leonard Sokolow	150,000		—		—	$0.60		11/15/2025	—		—	—	—
	150,000		—		—	$3.00		4/19/2027	—		—	—	—
	150,000		—		—	$4.00		4/19/2027	—		—	—	—
	100,000		—		—	$3.00		1/1/2024	—		—	—	—
	100,000		—		—	$12.00		1/1/2025	—		—	—	—
	100,000		—		—	$12.00		12/31/2025	—		—	—	—
	100,000		—		—	$12.00		12/31/2026	—		—	—	—
	17,500		—		—	$12.34		3/11/2027	—		—	—	—
	13,124		4,376	(1)	—	$3.28		4/5/2028	—		—	—	—
	120,000		330,000	(2)	—	$1.58		9/12/2028	—		—	—	—
	—		—		—	—		—	10,084	(3)	$16,134	—	—
	—		—		—	—		—	330,000	(2)	$528,000	—	—
Rani R. Kohen(5)	1,000,000	(4)	—		—	$0.60		11/15/2025	—		—	—	—
	1,140,000	(4)	—		—	$6.00		9/1/2024	—		—	—	—
	1,500,000	(4)(5)	—		—	$3.00	(5)	11/21/2024	—		—	—	—
	500,000	(4)(5)	—		—	$4.00	(5)	11/21/2024	—		—	—	—
	1,000,000	(4)(5)	—		—	$6.00	(5)	11/21/2024	—		—	—	—
	460,000	(4)(6)	680,000	(6)	—	$12.00	(6)	1/1/2027	—		—	—	—
Marc-Andre Boisseau	10,000		—		—	$12.34		3/11/2025	—		—	—	—
	40,000		80,000	(7)	—	$3.28		4/5/2028	—		—	—	—
	—		—		—	—		—	105,000	(8)	$168,000	—	—
Patricia Barron	200,000		—		—	$0.60		11/15/2025	—		—	—	—
	150,000		—		—	$1.20		11/15/2025	—		—	—	—
	150,000		—		—	$1.80		11/15/2025	—		—	—	—
	50,000		—		—	$3.00		4/19/2027	—		—	—	—
	50,000		—		—	$4.00		4/19/2027	—		—	—	—
	100,000		—		—	$6.00		9/1/2024	—		—	—	—
	25,000		75,000	(9)	—	$2.08		8/4/2028	—		—	—	—
	—		—		—	—		—	75,000	(9)	$120,000	—	—
Steven M. Schmidt	60,000		—		—	$0.10	(10)	10/1/2024	—		—	—	—
	60,000		—		—	$6.00	(10)	10/1/2024	—		—	—	—
	75,000		25,000	(11)	—	$12.00	(11)	6/1/2026	25,000	(12)	$40,000	—	—

* Based on the closing stock price of our common stock of $1.60 on December 29, 2023, the last trading day of the 2023 fiscal year.

(1)	These options were granted pursuant to the Director Compensation Program and vested in twelve equal monthly installments beginning on April 30, 2023.

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(2)	These options and RSUs vest as follows: 300,000 will vest in six semi-annual installments of 50,000, beginning on March 12, 2024, and 30,000 will vest on March 12, 2027.

(3)	On November 9, 2022, the Company entered into the Advisory Agreement (as defined below) with Newbridge Securities Corporation, pursuant to which Newbridge Securities Corporation agreed to provide financial and general corporate advisory services to the Company. Pursuant to the Advisory Agreement, the Company agreed to issue to affiliates of Newbridge Securities Corporation an aggregate of 200,000 restricted shares of the Company’s common stock, which vest on the following schedule: 50,000 shares on November 9, 2022 and 50,000 shares on each of the six-, 12- and 18-month anniversaries of such date. Mr. Sokolow received 40,333 of the restricted shares, of which 10,084 were unvested as of December 31, 2023 and will vest on May 9, 2024. In the event the Advisory Agreement is terminated prior to its expiration, any shares that have not vested as of such date will be forfeited.

(4)	These options were granted pursuant to executive chairman agreements entered into with Mr. Kohen.

(5)	Pursuant to Mr. Kohen’s chairman agreement, Mr. Kohen was granted the following supplemental bonus options as it was determined that the applicable performance conditions had been satisfied: (i) options to purchase 1,500,000 shares of common stock at an exercise price of $3.00 per share; (ii) options to purchase 500,000 shares of common stock at an exercise price of $4.00 per share; and (iii) options to purchase 1,000,000 shares of common stock at an exercise price of $6.00 per share. These options were exercisable as of the date of grant and expire November 21, 2024. Pursuant to the chairman agreement, Mr. Kohen has the following options as supplemental bonus compensation, subject to the Company achieving the specified market capitalization: (i) options to purchase 500,000 shares of common stock at $4.00 per share, upon the Company achieving each of the following market capitalizations: $1.5 billion and $2.0 billion; (ii) options to purchase 500,000 shares of common stock at $5.00 per share, upon the Company achieving each of the following market capitalizations: $2.5 billion and $3.0 billion; (iii) options to purchase 500,000 shares of common stock at an exercise price of $6.00 per share, upon the Company achieving each of the following market capitalizations: $1.5 billion and $2.0 billion; (iv) options to purchase 500,000 shares of common stock at an exercise price of $7.00 per share, upon the Company achieving each of the following market capitalizations: $3.0 billion, $4.0 billion, $5.0 billion and $6.0 billion; and (v) options to purchase 500,000 shares of common stock at an exercise price of $8.00 per share, upon the Company achieving each of the following market capitalizations: $7.0 billion, $8.0 billion, $9.0 billion and $10.0 billion. Mr. Kohen also received supplemental bonus compensation such that, in the event the Company achieves a $10.0 billion valuation, for each valuation increase of $1.0 billion up to $30.0 billion Company valuation, Mr. Kohen will receive an option to purchase 500,000 shares at an exercise price of $12.00 per share.

(6)	These options vest as follows: 460,000 vested on January 1, 2023 and 340,000 will vest on each of January 1, 2024 and 2025.

(7)	These options vest in equal annual installments on each of April 5, 2024 and 2025.

(8)	Of these RSUs, 80,000 vest in in equal annual installments on each of April 5, 2024 and 2025 and 25,000 vest in equal installments on February 15, 2024 and May 15, 2024.

(9)	These options and RSUs vest in three equal annual installments on each of August 4, 2024, 2025 and 2026.

(10)	Options to purchase 60,000 shares have an exercise price of $0.10 per share and options to purchase an additional 60,000 shares have an exercise price of $6.00 per share.

(11)	These options vest on June 1, 2024 and have an exercise price of $12.00 per share.

(12)	Mr. Schmidt’s employment agreement provides for an annual grant of 25,000 shares of common stock with the last installment vesting on June 1, 2024.

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Agreements with Named Executive Officers

John P. Campi (Co-Chief Executive Officer)

Effective September 1, 2019, the Company entered into an Executive Employment Agreement with John Campi, then its Chief Executive Officer and Chief Financial Officer (the “Campi Agreement”), which superseded Mr. Campi’s previous employment agreement effective September 1, 2016. Effective September 2023, Mr. Campi began serving under the Campi Agreement as Co-Chief Executive Officer. The Campi Agreement provided for an initial term of one year, which expired August 31, 2020. The term may be, and has been, renewed by the mutual agreement of Mr. Campi and the Company. Subject to other customary terms and conditions of such agreements, the Campi Agreement provides that Mr. Campi will receive: (i) a base salary of $150,000 per year, which may be adjusted each year at the discretion of the Board; and (ii) a sign-on bonus of a stock option to purchase 120,000 shares of common stock at an exercise price of $6.00 per share, which vested in its entirety on December 31, 2020. Mr. Campi was previously eligible to receive incentive compensation consisting of (a) a cash component, paid on an annual basis, equal to (x) 0.25% of the Company’s annual gross revenue and (y) 3.0% of the Company’s annual net income, and (b) a stock option component, consisting of five-year options to purchase shares of common stock in an amount equal to 0.5% of the Company’s quarterly net income, the exercise price of which will be determined at the time such options are granted. In March 2024, Mr. Campi entered into a commission termination agreement, terminating the incentive compensation-related provisions in his employment agreement and agreeing no amounts would be paid pursuant to such provisions for prior periods. Mr. Campi is also entitled to receive expense reimbursement for reasonable expenses, including travel and entertainment, incurred in the performance of his duties.

Pursuant to the Campi Agreement, Mr. Campi may be terminated for “cause,” which is defined as an act of fraud, embezzlement, theft or neglect of or refusal to substantially perform the duties of his employment that is materially injurious to the financial condition or business reputation of the Company; a material violation of the Campi Agreement by Mr. Campi that is not cured within 30 days of written notice; and Mr. Campi’s death, disability or incapacity. Following the expiration of the initial term, the Campi Agreement may be terminated by the Board of Directors at its discretion, in which case Mr. Campi will receive a payment equal to 50% of his then-applicable annual base salary. In addition, Mr. Campi may terminate the Campi Agreement at his discretion by providing at least 30 days’ prior written notice to the Company.

In the event the Company is acquired, is the non-surviving entity in a merger or sells all or substantially all of its assets, the Campi Agreement will survive, and the Company will use its best efforts to ensure that the transferee or surviving company is bound by the provisions of the Campi Agreement. All shares granted will vest immediately.

Leonard J. Sokolow (Co-Chief Executive Officer)

In connection with his employment as Co-Chief Executive Officer, the Company and Mr. Sokolow entered into an employment agreement, effective as of September 12, 2023 (the “Sokolow Agreement”). Pursuant to the Sokolow Agreement, Mr. Sokolow will receive a base salary of $160,000 per year, subject to annual review and adjustment by the compensation committee, and a minimum bonus every six months during the term of the Sokolow Agreement equal to $40,000 in cash or stock, as elected by Mr. Sokolow. In addition, Mr. Sokolow will be eligible to receive a performance-based bonus, payable in equity and/or cash, subject to the achievement of performance metrics and other criteria as determined by the Executive Chairman and approved by the compensation committee. Subject to the compensation committee’s approval, the Company and Mr. Sokolow may agree on an annual bonus structure (in addition to the minimum bonus described above) based on performance metrics and other criteria, and such bonus payments could be a combination of stock, stock options, and cash.

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Pursuant to the Sokolow Agreement, on September 12, 2023, the compensation committee granted to Mr. Sokolow (i) 450,000 RSUs, 120,000 of which vested on the date of grant, 300,000 of which will vest in six semi-annual installments of 50,000, beginning on March 12, 2024, and 30,000 of which will vest on March 12, 2027; and (ii) five-year stock options to purchase up to 450,000 shares of the Company’s common stock at an exercise price of $1.58 per share, 120,000 of which vested on the date of grant, 300,000 of which will vest in six semi-annual installments of 50,000, beginning on March 12, 2024, and 30,000 of which will vest on March 12, 2027, in each case subject to continuous employment through the applicable vesting date. The awards were granted pursuant to the terms and conditions of the 2021 Plan and applicable equity award agreements.

Mr. Sokolow is also entitled to receive expense reimbursement for reasonable expenses, approved in writing by the Company, incurred in the performance of his duties. He is entitled up to four weeks of vacation per year and to participate in the Company’s benefit programs for executive employees. The Sokolow Agreement also contains non-competition and non-solicitation covenants and provides for severance under certain circumstances as described in the Sokolow Agreement. In particular, in the event the Company terminates Mr. Sokolow’s employment for any reason other than for Disability or Cause (as such terms are defined in the Sokolow Agreement), the Company gives notice of nonrenewal of the Sokolow Agreement, or if Mr. Sokolow terminates his employment for Good Reason (as defined in the Sokolow Agreement), the Company will provide the following benefits: (i) severance pay equal to six months of Mr. Sokolow’s ending annual base salary, minus withholdings, (ii) a gross amount equal to six months of the cost of Mr. Sokolow’s monthly health insurance premium for him and his eligible dependents (if any), conditioned on Mr. Sokolow electing to continue health insurance coverage through COBRA, and (iii) the portions of Mr. Sokolow’s RSU and stock option awards that are due to vest during six months following his termination date will vest on their respective vesting dates.

The Sokolow Agreement has a three-year term, with automatic renewal annually following the initial three-year term for an additional one year unless terminated by either party by providing at least 30-days’ written notice prior to the end of the then term.

Rani R. Kohen (Executive Chairman)

Effective September 1, 2019, the Company entered into an Executive Chairman Agreement with Rani R. Kohen (as amended, the “2019 Chairman Agreement”) to serve as the Company’s Executive Chairman and Chairman of the Board of Directors, which superseded Mr. Kohen’s previous chairman agreement effective September 1, 2016. Effective as of January 1, 2022, the Company entered into a new Executive Chairman Agreement with Mr. Kohen (the “Chairman Agreement”), which superseded the 2019 Chairman Agreement and contains substantially the same terms. The Chairman Agreement provides that Mr. Kohen will serve for an initial term of three years and that the Chairman Agreement will automatically renew unless Mr. Kohen or the Board of Directors decide otherwise.

Subject to other customary terms and conditions of such agreements, the Chairman Agreement provides that Mr. Kohen will receive: (i) a base salary of $300,000 per year commencing January 1, 2022 (an increase from $250,000 per year under the 2019 Chairman Agreement), which will be increased by the Company in the event the Company has a significant cash raise; (ii) annual equity compensation consisting of options to purchase 1,020,000 shares of common stock at an exercise price of $12.00 per share, which vest in three equal annual installments on each of January 1, 2023, 2024 and 2025 (subject to certain exceptions) and have a five-year term; (iii) a sign-on bonus stock option to purchase 120,000 shares of common stock at an exercise price of $12.00 per share, which vested in its entirety on January 1, 2023 and has a five-year term; (iv) supplemental bonus compensation of stock options to purchase up to 6,000,000 shares of common stock at an exercise price ranging between $6.00 and $8.00 per share, determined based on the achievement of specified market capitalizations of the Company, as described further below, which have a five-year term; (v) supplemental bonus compensation such that, in the event the Company achieves a $10.0 billion valuation, for each valuation increase of $1.0 billion up to $30.0 billion Company valuation, Mr. Kohen will receive an option to purchase 500,000 shares at an exercise price of $12.00 per share; (vi) supplemental bonus compensation of stock options to purchase up to 4,000,000 shares of common stock at an exercise price ranging between $3.00 and $5.00 per share, determined based on the achievement of specified market capitalizations of the Company, as provided by the previous chairman agreement and described further below; and (vii) incentive compensation equal to 0.5% of the Company’s gross revenue, which will be paid in cash, stock and/or options on an annual basis. In the event the Company exceeds a $30.0 billion valuation, the Company and Mr. Kohen will negotiate a mutually acceptable amendment to the Chairman Agreement.

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Mr. Kohen is eligible for the following supplemental bonus compensation under the Chairman Agreement (in addition to the supplemental bonus compensation described in clause (v) above): (i) options to purchase 500,000 shares of common stock at an exercise price of $6.00 per share, upon the Company achieving each of the following market capitalizations: $500.0 million, $1.0 billion, $1.5 billion and $2.0 billion; (ii) options to purchase 500,000 shares of common stock at an exercise price of $7.00 per share, upon the Company achieving each of the following market capitalizations: $3.0 billion, $4.0 billion, $5.0 billion and $6.0 billion; and (iii) options to purchase 500,000 shares of common stock at an exercise price of $8.00 per share, upon the Company achieving each of the following market capitalizations: $7.0 billion, $8.0 billion, $9.0 billion and $10.0 billion. Mr. Kohen additionally remains eligible to receive the following supplemental bonus compensation, pursuant to the prior chairman agreement: (i) options to purchase 500,000 shares of common stock at $3.00 per share, upon the Company achieving each of the following market capitalizations: $300.0 million, $500.0 million and $750.0 million; (ii) options to purchase 500,000 shares of common stock at $4.00 per share, upon the Company achieving each of the following market capitalizations: $1.0 billion, $1.5 billion and $2.0 billion; and (iii) options to purchase 500,000 shares of common stock at $5.00 per share, upon the Company achieving each of the following market capitalizations: $2.5 billion and $3.0 billion. Of these, as of December 31, 2023, the following have vested: (i) options to purchase 1.5 million shares at an exercise price of $3.00 per share; (ii) options to purchase 500,000 shares at an exercise price of $4.00 per share; and (iii) options to purchase 1.0 million shares at an exercise price of $6.00 per share.

Mr. Kohen is also entitled to receive a car allowance of $1,000 per month, reimbursement for cell phone costs and expense reimbursement for reasonable expenses, including travel and entertainment, incurred in the performance of his duties. In addition, in the event Mr. Kohen invents additional new products and applications for the Company, including products based on the Company’s existing intellectual property, Mr. Kohen will be entitled to receive additional compensation, which will be determined by the Board of Directors.

Pursuant to the Chairman Agreement, Mr. Kohen may be terminated for “cause,” which is defined as an act of fraud, embezzlement or theft; a material violation of the Chairman Agreement by Mr. Kohen that is not cured within 60 days of written notice; and Mr. Kohen’s death, disability or incapacity. During the initial term of the Chairman Agreement, if Mr. Kohen is terminated without cause, (i) the Company will pay Mr. Kohen an amount calculated by multiplying Mr. Kohen’s monthly salary at the time of such termination by the number of months remaining in the initial term; (ii) Mr. Kohen’s annual equity compensation will vest on a pro rata basis; and (iii) Mr. Kohen will receive full payment of all unpaid incentive compensation. Following the expiration of the initial term, the Chairman Agreement may be terminated by the Board of Directors at its discretion, in which case Mr. Kohen will receive full payment for all incentives and will be entitled to compensation for his invented products. Mr. Kohen may terminate the Chairman Agreement at his discretion by providing at least 90 days’ prior written notice to the Company. In the event Mr. Kohen’s employment is terminated by reason of his death, the Company will pay Mr. Kohen’s beneficiaries 12 months of Mr. Kohen’s base salary or Mr. Kohen’s base salary through the remainder of the year in which Mr. Kohen’s death occurs, whichever is greater, and all annual stock compensation, incentive compensation and supplemental bonus compensation due to Mr. Kohen will be bequeathed to his beneficiaries.

In the event the Company is acquired, is the non-surviving party in a merger or sells all or substantially all of its assets, the Chairman Agreement will not be terminated, and the Company will ensure that the transferee or surviving company is bound by the provisions of the Chairman Agreement. All shares granted and any other compensation will vest and be paid immediately.

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Patricia Barron (Chief Operations Officer)

Effective September 1, 2019, the Company entered into an Executive Employment Agreement with Patricia Barron, its Chief Operations Officer (the “Barron Agreement”), which superseded Ms. Barron’s previous employment agreement effective July 1, 2016. The Barron Agreement provided for an initial term of one year, which term may be, and has been, renewed by the mutual agreement of Ms. Barron and the Company. Subject to other customary terms and conditions of such agreements, the Barron Agreement provides that Ms. Barron will receive: (i) a base salary of $150,000 per year, which may be adjusted each year at the discretion of the Board; and (ii) a sign-on bonus of a stock option to purchase 100,000 shares of common stock at an exercise price of $6.00 per share, which vested in its entirety on December 31, 2020. Ms. Barron was previously eligible to receive cash incentive compensation equal to 0.25% of the Company’s net revenue, payable on an annual or quarterly basis. In March 2024, Ms. Barron entered into a commission termination agreement, terminating the incentive compensation-related provisions in her employment agreement and agreeing no amounts would be paid pursuant to such provisions for prior periods. Ms. Barron is also entitled to receive expense reimbursement for reasonable expenses, including travel and entertainment, incurred in the performance of her duties.

Pursuant to the Barron Agreement, Ms. Barron may be terminated for “cause,” which is defined as an act of fraud, embezzlement, theft or neglect of or refusal to substantially perform the duties of her employment that is materially injurious to the financial condition or business reputation of the Company; a material violation of the Barron Agreement by Ms. Barron that is not cured within 30 days of written notice; and Ms. Barron’s death, disability or incapacity. Following the expiration of the initial term, the Barron Agreement may be terminated by the Board of Directors at its discretion, in which case Ms. Barron will receive one month of her then-applicable annual base salary for every year of employment by the Company, as well as any unpaid incentive compensation. In addition, Ms. Barron may terminate the Barron Agreement at her discretion by providing at least 30 days’ prior written notice to the Company.

In the event the Company is acquired, is the non-surviving entity in a merger or sells all or substantially all of its assets, the Barron Agreement will survive, and the Company will use its best efforts to ensure that the transferee or surviving company is bound by the provisions of the Barron Agreement. All shares granted will vest immediately.

Marc-Andre Boisseau (Chief Financial Officer)

Effective January 1, 2022, the Company entered into an employment agreement with Marc-Andre Boisseau, pursuant to which Mr. Boisseau agreed to serve as the Company’s Chief Financial Officer (the “Boisseau Agreement”). Subject to other customary terms and conditions of such agreement, the Boisseau Agreement provides that Mr. Boisseau will: (i) receive a base salary of $144,000 per year, subject to annual review and adjustment; (ii) receive a signing bonus consisting of (1) 10,000 shares of common stock, which vested in four equal installments at the end of each quarter in 2022 and (2) a three-year stock option to purchase 10,000 shares of common stock, which vested in four equal installments at the end of each quarter in 2022; and (iii) be eligible to receive performance-based compensation in the form of a bonus, payable in equity and/or cash, as determined by the Compensation Committee, subject to the achievement of performance metrics and other criteria as determined by the Executive Chairman and approved by the Compensation Committee. Mr. Boisseau is also entitled to receive expense reimbursement for reasonable expenses, approved in writing by the Executive Chairman and Chief Executive Officer, incurred in the performance of his duties. The Boisseau Agreement also contains customary non-competition and non-solicitation covenants and does not provide for any specified severance benefits. The Boisseau Agreement provides that Mr. Boisseau’s employment is “at will,” and either party may terminate his employment at any time and for any reason, without cause, upon 90 days’ advance written notice.

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Steven M. Schmidt (President)

The Company initially entered into a consultant agreement with Steven M. Schmidt on August 20, 2019, as amended June 1, 2021 (as amended, the “Schmidt Agreement”), pursuant to which amendment Mr. Schmidt agreed to serve as the Company’s President. The Schmidt Agreement provides for a three-year term, which may be renewed upon the signed written consent of the Company and Mr. Schmidt. Subject to other customary terms and conditions of such agreement, the Schmidt Agreement provides that Mr. Schmidt will receive: (i) a five-year option to purchase 60,000 shares of common stock at an exercise price of $0.10 per share, which vested in three equal annual installments on each of October 1, 2020, 2021 and 2022; (ii) a five-year option to purchase 60,000 shares of common stock at an exercise price of $6.00 per share, which vested in three equal annual installments on each of October 1, 2020, 2021 and 2022; (iii) a stock bonus of 20,000 shares, payable upon achievement of certain sales program goals; (iv) a signing bonus of 25,000 shares of common stock; (v) a five-year option to purchase 100,000 shares of common stock at an exercise price of $12.00 per share, which vests in four equal annual installments on each of June 1, 2021, 2022, 2023 and 2024 (which includes a signing bonus of options to purchase 25,000 shares); and (vi) an annual grant of 25,000 shares of common stock on each of June 1, 2022, 2023 and 2024. Mr. Schmidt may be eligible to receive additional bonus compensation as determined by the Company.

Pursuant to the Schmidt Agreement, Mr. Schmidt may be terminated for “cause,” which is defined as an act of fraud, embezzlement, theft or neglect of or refusal to substantially perform his duties that is materially injurious to the financial condition or business reputation of the Company; a material violation of the Schmidt Agreement by Mr. Schmidt that is not cured within 30 days of written notice; Mr. Schmidt’s death, disability or incapacity; willful misconduct that damages the Company, its reputation, products, services or customers; and being charged with a felony or misdemeanor involving moral turpitude. The Company may terminate the Schmidt Agreement at any time, in which case Mr. Schmidt will immediately receive all shares of common stock provided for under the Schmidt Agreement and all options provided for will immediately vest. Mr. Schmidt may terminate the Schmidt Agreement at his discretion by providing at least 30 days’ prior written notice to the Company.

In the event the Company is acquired, is the non-surviving entity in a merger or sells all or substantially all of its assets, the provisions and rights provided for in the Schmidt Agreement will survive, and the Company will use its best efforts to ensure that the transferee or surviving company is bound by the provisions of the Schmidt Agreement. All shares granted will vest immediately.

Stock Incentive Plans

2021 Stock Incentive Plan

The 2021 Plan was adopted by our Board of Directors in December 2021 and approved by our stockholders in February 2022 and became effective February 9, 2022 (the “Effective Date”). The 2021 Plan is the successor to the Company’s 2018 Stock Incentive Plan (as amended and restated, the “2018 Plan”), and no further awards may be granted under the 2018 Plan after the Effective Date. The following provides a summary of the 2021 Plan.

Eligibility and Types of Awards

The 2021 Plan authorizes the grant of equity-based compensation awards to those employees of, and consultants to, the Company and its subsidiaries who are selected by the Compensation Committee, and the 2021 Plan also authorizes the Compensation Committee to grant awards to non-employee directors of the Company. Awards under the 2021 Plan may be granted in the form of stock options, stock appreciation rights (sometimes referred to as “SARs”), restricted shares, RSUs, and other share-based awards.

Administration

The Compensation Committee, which is comprised of non-employee directors, will administer awards granted under the 2021 Plan. To the extent permitted by applicable law, the Compensation Committee may delegate its authority to one or more officers or directors of the Company. Further, the Board of Directors may reserve to itself any of the Compensation Committee’s authority and may act as the administrator of the 2021 Plan.

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Shares Available

Subject to adjustments as described below, the total number of shares that may be delivered under the 2021 Plan will not exceed 20,000,000 shares (all of which potentially may be issued pursuant to awards of incentive stock options). Shares tendered or withheld to pay the exercise price of a stock option or to cover tax withholding, and shares repurchased by the Company with stock option proceeds, will not be added back to the number of shares available under the 2021 Plan. Upon exercise of any stock appreciation right that may be settled in shares, the full number of shares subject to that award will be counted against the number of shares available under the 2021 Plan, regardless of the number of shares used to settle the stock appreciation right upon exercise. To the extent that any award under the 2021 Plan or any award granted under the 2018 Plan prior to the effectiveness of the 2021 Plan is forfeited, canceled, surrendered, or terminated without the issuance of shares or an award is settled only in cash, the shares subject to such awards granted but not delivered will be added to the number of shares available for awards under the 2021 Plan. Shares available for awards under the 2021 Plan may consist of authorized and unissued shares, treasury shares (including shares purchased by the Company in the open market) or a combination of the foregoing.

Stock Options

Subject to the terms and provisions of the 2021 Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options (to employees only) or as nonqualified stock options. The Compensation Committee will determine the number of options granted to each recipient. Each option grant will be evidenced by an award agreement that specifies whether the options are intended to be incentive stock options or nonqualified stock options and such additional limitations, terms and conditions as the Compensation Committee may determine, consistent with the provisions of the 2021 Plan.

The exercise price for each stock option may not be less than 100% of the fair market value of a share of common stock on the date of grant, and each stock option shall have a term no longer than 10 years. Stock options granted under the 2021 Plan may be exercised by such methods and procedures as determined by the Compensation Committee from time to time.

Stock Appreciation Rights

The Compensation Committee in its discretion may grant SARs under the 2021 Plan. A SAR entitles the holder to receive from the Company upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares that are the subject of such SAR over the aggregate exercise price for the underlying shares. The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant, and each SAR shall have a term no longer than 10 years. The Company may make payment in settlement of the exercise of a SAR by delivering shares, cash or a combination of shares and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, consistent with the provisions of the 2021 Plan.

Restricted Shares

Under the 2021 Plan, the Compensation Committee may grant or sell restricted shares to participants (i.e., shares that are subject to a substantial risk of forfeiture based on continued service and/or the achievement of performance objectives and that are subject to restrictions on transferability) under the 2021 Plan. Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted shares, the recipient generally will have rights of a stockholder with respect to the restricted shares, including the right to vote the restricted stock and to receive dividends and other distributions paid or made with respect to the restricted shares. However, any dividends payable with respect to unvested restricted shares will be accumulated or reinvested in additional restricted shares until the vesting of the award. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each award of restricted shares will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Compensation Committee may determine.

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Restricted Share Units

The Compensation Committee may grant or sell RSUs to participants under the 2021 Plan. RSUs constitute an agreement to deliver shares (or an equivalent value in cash) to the participant at the end of a specified restriction period and/or upon the achievement of specified performance objectives, subject to such other terms and conditions as the Compensation Committee may specify, consistent with the provisions of the 2021 Plan. RSUs are not common shares and do not entitle the recipients to any of the rights of a stockholder. RSUs will be settled in cash, shares or a combination of cash and shares. Each RSU award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, which may include restrictions based upon the achievement of performance objectives.

Other Share-Based Awards

The Compensation Committee may grant other share-based awards to participants under the 2021 Plan. Other share-based awards are awards that are valued in whole or in part by reference to shares of common stock, or are otherwise based on the value of the common stock, such as unrestricted shares or time-based or performance-based units that are settled in shares and/or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, consistent with the provisions of the 2021 Plan.

Dividend Equivalents

As determined by the Compensation Committee in its discretion, RSUs and other share-based awards may provide the participant with a deferred and contingent right to receive dividend equivalents, either in cash or in additional shares. Any such dividend equivalents will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, vesting based on the achievement of performance objectives). No dividend equivalents may be granted with respect to shares underlying any stock option or SAR.

Change in Control

If a participant is a party to an employment, retention, change in control, severance or similar agreement with the Company or a subsidiary that addresses the effect of a change in control on the participant’s awards, then that agreement will control the treatment of the participant’s awards under the 2021 Plan in the event of a change in control. In all other cases, the Compensation Committee retains the discretion to determine the treatment of awards granted under the 2021 Plan in the event of a change in control. For example, the Compensation Committee may determine (without the consent of any participant) to accelerate the vesting of any award (in whole or in part), to make cash payments in cancellation of vested awards, or to cancel any stock options or SARs without consideration if the price per share in the change of control transaction does not exceed the exercise price per share of the applicable award.

The 2021 Plan generally defines a change in control to include the acquisition of more than 50% of the Company’s then-outstanding common stock, other than acquisitions directly from, or by, the Company or by any employee benefit plan sponsored or maintained by the Company, and the consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the Company’s assets, unless, following such transaction, the Company’s stockholders own more than 50% of the common stock of the resulting entity in substantially the same proportions as their ownership of the Company’s common stock prior to the transaction, no stockholder beneficially owns, directly or indirectly, 50% or more of the outstanding common stock of the entity resulting from such transaction (except to the extent that such ownership existed prior to the transaction), and at least a majority of the members of the board of directors of the resulting entity were members of the Company’s Board of Directors at the time of the transaction. The 2021 Plan contains the complete, detailed definition of change in control.

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Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the 2021 Plan, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation or similar transaction, the Compensation Committee may, in its discretion, make such an equitable adjustment, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, the number of shares subject to any award will always be rounded down to a whole number. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

The Compensation Committee, in its sole discretion, may also provide at any time for the exercisability of outstanding stock options and SARs, the lapse of time-based vesting restrictions and the satisfaction of performance objectives applicable to outstanding awards, or the waiver of any other limitation or requirement under any awards.

Transferability

Except as the Compensation Committee otherwise determines, awards granted under the 2021 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the 2021 Plan may provide that any shares issued as a result of the award will be subject to further restrictions on transfer.

No Repricing of Stock Options or Stock Appreciation Rights

Except in connection with an adjustment involving a change in capitalization or other corporate transaction or event as provided for in the 2021 Plan, the Compensation Committee may not authorize the amendment of any outstanding stock option or stock appreciation right to reduce the exercise price, and no outstanding stock option or stock appreciation right may be cancelled in exchange for stock options or stock appreciation rights having a lower exercise price, or for another award or for cash, without the approval of the Company’s stockholders.

Compensation Recovery Policy

Awards granted under the 2021 Plan are subject to forfeiture or recoupment pursuant to the Company’s Compensation Recovery Policy.

Term of the 2021 Plan; Amendment and Termination

No awards may be granted under the 2021 Plan after the date that is 10 years from the Effective Date, or such earlier date as the 2021 Plan may be terminated by the Board of Directors. The Board of Directors may, without stockholder approval, amend or terminate the 2021 Plan, except in any respect as to which stockholder approval is required by the 2021 Plan, by law, regulation or the rules of an applicable stock exchange.

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2018 Stock Incentive Plan (as Amended and Restated)

The Board of Directors initially approved the 2018 Plan on April 26, 2018, and in each of August 2019 and November 2021, the Board of Directors approved the amendment and restatement of the 2018 Plan. The Company no longer grants awards under the 2018 Plan as it was replaced by the 2021 Plan. However, all outstanding awards under the 2018 Plan continue to be governed by their existing terms.

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while options or stock awards remain outstanding under the 2018 Plan, unless provisions are made in connection with such transaction for the continuance of the 2018 Plan and/or the assumption or substitution of such options or stock awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards that have not been continued or assumed, or for which a substituted award has not been granted, will, whether or not vested or then exercisable, unless otherwise specified in the stock option or stock award agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

2015 Stock Incentive Plan

The Company previously granted equity awards under the 2015 Stock Incentive Plan, which contained substantially the same terms as the 2018 Plan, described above. The Company no longer grants awards under the 2015 Stock Incentive Plan as it was replaced by the 2018 Plan.

Termination or Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a qualifying termination and/or a change in control of our Company. Our named executive officers’ employment agreements entitle them to certain benefits upon certain terminations or in connection with a change in control of the Company. For additional discussion, see “Agreements with Named Executive Officers” above.

Each of our named executive officers holds equity awards that were granted subject to the general terms and termination and change in control provisions of our stock incentive plans. The forms of agreements governing outstanding awards granted under the plans contain additional such provisions. For additional discussion, please see “Stock Incentive Plans” above.

Compensation Recovery Policy

During 2023, the Board of Directors adopted the Company’s Compensation Recovery Policy to comply with SEC and Nasdaq rules for the clawback of certain executive compensation in the event that we are required to prepare a restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws. In the event of such a restatement, the Compensation Recovery Policy provides that the Compensation Committee will cause the Company to promptly recover any erroneously awarded incentive-based compensation received by any covered executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement. Covered executive officers include both current and former executive officers, and incentive-based compensation includes any compensation that is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure. Financial reporting measures are those that are determined and presented in accordance with the accounting principles used in preparing our financial statements, and any measures that are derived wholly or in part from such measures. The amount required to be recovered under the Compensation Recovery Policy in the event of an accounting restatement generally will equal the amount of incentive-based compensation received by the covered executive officer that exceeds the amount of such compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. The Compensation Recovery Policy is effective with respect to covered incentive-based compensation received by a covered executive officer on or after October 2, 2023.

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Stock Incentive Plan Information

The following table sets forth equity compensation plan information as of December 31, 2023:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights(3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	40,654,237	$6.45	7,494,553
Equity compensation plans not approved by security holders(4)	71,441	—	—
Total	40,725,678	$6.45	7,494,553

(1)	Includes 40,654,237 shares of common stock issuable upon exercise of stock options and RSUs granted pursuant to our stock incentive plans and to our Executive Chairman under his employment agreement, all of which were approved by our security holders, at a weighted average exercise price of $6.45 per share, which includes: (a) 4,330,000 shares of common stock issuable upon exercise of stock options granted under the 2015 Stock Incentive Plan; (b) 5,725,500 shares of common stock issuable upon exercise of stock options granted under the 2018 Plan; (c) 366,000 shares of common stock issuable upon vesting of restricted stock granted under the 2018 Plan; (d) 5,750,476 shares of common stock issuable upon exercise of stock options granted under the 2021 Plan; (e) 4,482,261 shares of common stock issuable upon vesting of RSUs granted under the 2021 Plan; and (f) 20,000,000 shares of common stock issuable to our Executive Chairman upon vesting and exercise of performance-based stock options granted to our Executive Chairman pursuant to his employment agreement, of which 3,000,000 had vested as of December 31, 2023.

(2)	The 2015 Stock Incentive Plan and 2018 Plan were previously replaced and terminated by the 2018 Plan and the 2021 Plan, respectively, and, as such, no securities remained available for issuance under such plans as of December 31, 2023 and no further awards will be granted under such plans. However, all outstanding awards will continue to be governed by their existing terms. All shares available for future issuance are under the 2021 Plan.

(3)	Excludes the RSUs referred to in footnote 1 because they have no exercise price.

(4)	Includes 71,441 shares of common stock issuable vesting of shares of restricted stock granted by the Board of Directors in connection with services agreements.

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PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding executive pay and performance. The table below shows, for each applicable fiscal year, total compensation as reported in the Summary Compensation Table (“SCT”) and “compensation actually paid” (“CAP”) for our principal executive officer (“PEO”) and as an average for all of our other named executive officers (“Non-PEO NEOs”). Because the Company was not required to report pursuant to the Exchange Act at any time during fiscal 2021, the table and related disclosures below only include information related to the Company’s 2023 and 2022 fiscal years. Both SCT pay and CAP are calculated in accordance with the requirements of Regulation S-K and may differ substantially from the manner in which the Compensation Committee makes decisions regarding executive pay.

Year	Summary Compensation Table Total for PEO #1 – John P. Campi ($)(1)	Summary Compensation Table Total for PEO #2 - Leonard J. Sokolow ($)(1)	Compensation Actually Paid to PEO #1 – John P. Campi ($)(1)(2)(3)	Compensation Actually Paid to PEO #2 – Leonard J. Sokolow ($)(1)(2)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(5)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($)(6)	Net Income (Loss) ($)(7)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)
2023	150,000	452,821	150,000	347,537	359,975	379,535	11.43	(39,732,656)
2022	150,090	—	(1,030,710)	—	797,409	(487,253)	21.27	(27,035,941)

(1)	The named executive officers included in the table above are as follows:

Year	PEOs	Non-PEO NEOs
2023	John P. Campi and Leonard J. Sokolow	Rani R. Kohen, Marc-Andre Boisseau, Patricia Barron and Steven M. Schmidt
2022	John P. Campi	Rani R. Kohen, Marc-Andre Boisseau, Patricia Barron and Steven M. Schmidt

(2)	In accordance with the requirements of Item 402(v) of Regulation S-K, CAP values shown in columns (c) and (e) are calculated by beginning with total compensation as reported in the SCT for the applicable fiscal year, then (i) subtracting the grant date fair value of awards reported in the “Stock Awards” and “Option Awards” columns of the SCT, and (ii) making various required adjustments to add the change in fair value of stock and option awards for the applicable fiscal year. For purposes of those adjustments, stock and option awards were valued in a manner consistent with the valuation of those awards for financial accounting purposes, but determined as of the end of the fiscal year or the vesting date, as applicable.

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(3)	The following adjustments were made to determine the CAP of our PEO #1, John P. Campi, for the 2022 and 2023 fiscal years:

	PEO #1
	2022	2023
SCT – Total Compensation	$150,090	$150,000
- grant date fair value of stock and option awards granted during the covered fiscal year	—	—
+ fair value at fiscal year end of outstanding and unvested stock and option awards granted during the covered fiscal year	—	—
+ change in fair value at fiscal year end of outstanding and unvested stock and option awards granted in prior fiscal years	(1,180,800)	—
+ fair value of awards granted during the fiscal year that vested during the covered fiscal year	—	—
+ change in fair value as of vesting date of stock and option awards granted in prior fiscal years that vested during the covered fiscal year	—	—
- fair value as of prior fiscal year end of stock and option awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	—	—
+ dollar value of dividends or earnings paid on stock and option awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	—	—
Cumulative Equity Adjustments (subtotal)	(1,180,800)	—
Compensation Actually Paid	$(1,030,710)	$150,000

(4)	The following adjustments were made to determine the CAP of our PEO #2, Leonard J. Sokolow, for the 2023 fiscal year:

PEO #2
2023
SCT – Total Compensation	$452,821
- grant date fair value of stock and option awards granted during the covered fiscal year	(403,692)
+ fair value at fiscal year end of outstanding and unvested stock and option awards granted during the covered fiscal year	245,729
+ change in fair value at fiscal year end of outstanding and unvested stock and option awards granted in prior fiscal years	—
+ fair value of awards granted during the fiscal year that vested during the covered fiscal year	52,679
+ change in fair value as of vesting date of stock and option awards granted in prior fiscal years that vested during the covered fiscal year	—
- fair value as of prior fiscal year end of stock and option awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	—
+ dollar value of dividends or earnings paid on stock and option awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	—
Cumulative Equity Adjustments (subtotal)	(105,284)
Compensation Actually Paid	$347,537

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(5)	The following adjustments were made to determine the CAP of our non-PEO NEOs for the 2022 and 2023 fiscal years. For non-PEO NEOs, CAP is calculated on an average basis.

	Non-PEO NEOs
	2022	2023
SCT – Total Compensation	$797,409	$359,975
- grant date fair value of stock and option awards granted during the covered fiscal year	(637,388)	(106,967)
+ fair value at fiscal year end of outstanding and unvested stock and option awards granted during the covered fiscal year	76,353	92,947
+ change in fair value at fiscal year end of outstanding and unvested stock and option awards granted in prior fiscal years	(904,375)	—
+ fair value of awards granted during the fiscal year that vested during the covered fiscal year	234,448	40,100
+ change in fair value as of vesting date of stock and option awards granted in prior fiscal years that vested during the covered fiscal year	(37,500)	(6,520)
- fair value as of prior fiscal year end of stock and option awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	(16,200)	—
+ dollar value of dividends or earnings paid on stock and option awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	—	—
Cumulative Equity Adjustments (subtotal)	(1,284,662)	19,560
Compensation Actually Paid	$(487,253)	$379,535

(6)	Total shareholder return (“TSR”) represents the cumulative investment return of an initial fixed $100 investment in the Company’s common stock at the closing stock price on February 10, 2022, assuming reinvestment of all dividends.

(7)	Represents net income (loss) determined in accordance with GAAP and as reported in our Form 10-K for the applicable fiscal year.

As disclosed in the table above, for fiscal 2022, the CAP of the PEO, the average CAP of the non-PEO NEOs, and the Company’s TSR were all negative, generally reflecting directional alignment between CAP and TSR. In fiscal 2023, the Company’s TSR was negative, and the CAP of the PEOs and the average CAP of the non-PEO NEOs generally was aligned with the total compensation amounts reported in the SCT for that year, reflecting the pay decisions made by the Company in that year, which, for Mr. Sokolow, also included certain compensation awarded under the Company’s Director Compensation Program prior to his appointment as Co-Chief Executive Officer.

The Company does not use GAAP net income (loss) as a performance metric in any incentive compensation programs for its named executive officers. Accordingly, the Company does not expect that CAP of the PEO or average CAP of the Non-PEO NEOs will necessarily bear any relationship to the GAAP net income (loss) for any particular year.

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PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any single compensation philosophy, policy or practice, but rather the overall compensation of our named executive officers as described in this proxy statement. In accordance with the preference of our stockholders, as expressed in a non-binding advisory vote on the frequency of advisory votes on executive compensation at our 2022 Annual Meeting of Stockholders and as accepted by the Board, we hold annual advisory votes on the compensation of the named executive officers. Stockholders are expected to have the opportunity to vote on the frequency of future votes on named executive officer compensation at the 2028 Annual Meeting of Stockholders.

The Board of Directors recommends that stockholders approve the compensation of the Company’s named executive officers as described in this proxy statement by approving the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis (or a narrative summary of executive compensation), the Summary Compensation Table for Fiscal 2023 and the other related tables and narrative disclosures.”

Because this vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, the Compensation Committee will evaluate what actions may be necessary to address our stockholders’ concerns.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADVISORY, NON-BINDING APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 4
APPROVAL OF THE SKYX PLATFORMS CORP. AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN

The Company’s 2021 Plan was originally adopted effective as of February 9, 2022. On March 29, 2024, the Board of Directors approved the Amended and Restated 2021 Plan (the “Amended 2021 Plan”), in order to increase the number of shares of the Company’s common stock reserved for issuance under the 2021 Plan, subject to the approval of the Amended 2021 Plan by our stockholders. We are recommending that stockholders approve the Amended 2021 Plan because we believe that the 2021 Plan continues to be essential to our continued success, by allowing the Company to provide incentives to attract and retain key employees, non-employee directors and consultants and to align their interests with those of our stockholders.

Stockholders are being asked to approve the Amended 2021 Plan to increase the number of shares authorized for issuance under the 2021 Plan by 20,000,000 shares, any or all of which may be issued pursuant to grants of “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code).

As of the record date, approximately 4,450,042 shares remained available for issuance under the 2021 Plan. Based on our historical equity grant practices, we believe that, if our stockholders approve the Amended 2021 Plan, the increased share reserve will be sufficient for us to continue granting equity awards for approximately four years. Absent stockholder approval of the Amended 2021 Plan, we may be required to increase the cash components of our compensation program, which may inhibit our ability to align interests of our executives with those of our stockholders.

Plan Highlights

The Amended 2021 Plan contains a number of provisions that are consistent with our compensation philosophy and designed to protect the interests of our stockholders, including the following:

Feature	Description
No “Liberal” Share Recycling	The Amended 2021 Plan prohibits “liberal” share recycling with respect to any awards granted under the Amended 2021 Plan, which means that shares used to pay the exercise price of a stock option, shares used to satisfy a tax withholding obligation with respect to any award, and shares that are repurchased by the Company with stock option proceeds will not be added back to the Amended 2021 Plan. In addition, if a stock appreciation right is settled in shares, all of the shares underlying the stock appreciation right will be counted against the share limit of the Amended 2021 Plan.
No “Liberal” Change in Control Definition	The Amended 2021 Plan does not provide a “liberal” change in control definition, which means that a change in control must actually occur in order for the change in control provisions in the Amended 2021 Plan to be applicable.
Awards Subject to Clawback Policy	Awards granted under the Amended 2021 Plan may be subject to forfeiture or recoupment under the Company’s compensation recovery (or “clawback”) policy.
No Discounted Stock Options or Stock Appreciation Rights	The Amended 2021 Plan does not permit the use of “discounted” stock options or stock appreciation rights.
No Re-Pricing of Stock Options or Stock Appreciation Rights Without Stockholder Approval	The Amended 2021 Plan does not permit the “re-pricing” of stock options and stock appreciation rights without stockholder approval. This includes a prohibition on cash buyouts of underwater options or stock appreciation rights and “reloads” in connection with the exercise of options or stock appreciation rights.
No Dividends or Dividend Equivalents on Unvested Awards or Stock Options/Stock Appreciation Rights	No dividends or dividend equivalents will be paid currently while awards are unvested. Instead, any dividends or dividend equivalents with respect to unvested awards will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, the achievement of performance goals). Additionally, no dividend equivalents will be granted with respect to any shares underlying a stock option or stock appreciation right.

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A summary of the material terms of the Amended 2021 Plan is provided below and the complete text of the Amended 2021 Plan is attached as Appendix A to this proxy statement. The following summary of the Amended 2021 Plan does not purport to be complete and is qualified in its entirety by reference to Appendix A.

Summary of the Plan

Awards and Term of the Plan

Awards granted under the Amended 2021 Plan may be in the form of stock options (which may be incentive stock options or nonqualified stock options), stock appreciation rights (or “SARs”), restricted shares, RSUs and other share-based awards. The Amended 2021 Plan will expire on or after February 9, 2032, and no further awards may be granted under the Amended 2021 Plan on or after that date (or such earlier date as the Board of Directors may decide to terminate the Amended 2021 Plan).

Administration

The Amended 2021 Plan is administered by the Compensation Committee of the Board of Directors, or by such other committee or subcommittee as may be appointed by our Board of Directors, and which consists entirely of two or more individuals who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent directors” within the meaning of applicable stock exchange rules. The Compensation Committee can make rules and regulations and establish such procedures for the administration of the Amended 2021 Plan as it deems appropriate, and may delegate any of its authority to one or more directors or employees, to the extent permitted by applicable laws. Our Board of Directors also may reserve the authority to administer and issue awards under the Amended 2021 Plan.

Eligibility

The Amended 2021 Plan provides for awards to our non-employee directors and to employees and consultants of the Company and our subsidiaries who are designated by the Compensation Committee, except that incentive stock options may only be granted to our employees and employees of our subsidiaries. Approximately 75 employees, five non-employee directors and 60 consultants are eligible to be selected by the Compensation Committee to receive awards under the Amended 2021 Plan.

Shares Available

As amended and restated, the maximum number of shares that may be issued pursuant to awards under the Amended 2021 Plan is 40,000,000 shares. The share reserve under the Amended 2021 Plan also is increased by any shares subject to outstanding awards that were granted under the Company’s 2018 Plan and that are forfeited, canceled, surrendered, settled in cash or otherwise terminated without the issuance of shares after the effective date of the Amended 2021 Plan. Shares issued under the Amended 2021 Plan may include authorized but unissued shares, treasury shares, shares purchased in the open market, or a combination of the foregoing.

Shares underlying awards that expire or terminate or are forfeited, cancelled, settled in cash or surrendered without the issuance of shares will again be available for issuance under the Amended 2021 Plan. Shares that are used to pay the exercise price of stock options, repurchased by us with stock option proceeds, or used to pay withholding taxes upon the exercise, vesting or payment of an award will not again be available for issuance under the Amended 2021 Plan. In addition, if a SAR is exercised and settled in shares, all of the shares underlying the SAR will be counted against the share limit of the Amended 2021 Plan regardless of the number of shares used to settle the SAR.

Shares subject to awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company will not count against the share limit above, except as may be required by the rules and regulations of any stock exchange or trading market.

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Stock Options

Subject to the terms and provisions of the Amended 2021 Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options (all 40,000,000 shares reserved under the Amended 2021 Plan may be issued pursuant to incentive stock options), or as nonqualified stock options. The Compensation Committee determines the number of options granted to any recipient. Each option grant will be evidenced by a stock option agreement that specifies whether the options are intended to be incentive stock options or nonqualified stock options and such additional limitations, terms and conditions as the Compensation Committee may determine.

The exercise price for each stock option may not be less than 100% of the fair market value of a share on the date of grant, and each stock option shall have a term no longer than 10 years. As of the record date, the closing price of our common stock as reported on Nasdaq was $1.08 per share. The method of exercising a stock option granted under the Amended 2021 Plan will be set forth in the applicable award agreement and may include payment of cash or cash equivalent, tender of previously acquired shares with a fair market value equal to the exercise price, a cashless exercise (including withholding of shares otherwise deliverable on exercise or a broker-assisted arrangement as permitted by applicable laws), a combination of the foregoing methods, or any other method approved by the Compensation Committee in its discretion.

The grant of a stock option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of the stock option and the registration of shares in the recipient’s name.

Stock Appreciation Rights

The Compensation Committee in its discretion may grant SARs under the Amended 2021 Plan. A SAR entitles the holder to receive from us upon exercise an amount equal to the excess, if any, of (a) the aggregate fair market value of the specified number of shares subject to the SAR, over (b) the aggregate exercise price for the underlying shares. The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant, and each SAR will have a term no longer than 10 years.

We may make payment of the amount to which the participant exercising a SAR is entitled by delivering shares, cash or a combination of stock and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Restricted Shares

Under the Amended 2021 Plan, the Compensation Committee may grant or sell restricted shares to plan participants (i.e., shares that are subject to a substantial risk of forfeiture and restrictions on transferability). Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted shares, the recipient will have rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive dividends and other distributions paid or made with respect to the restricted shares, except that any dividends with respect to unvested restricted shares will be accumulated or deemed reinvested until the vesting of the underlying restricted shares. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each award of restricted shares will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Compensation Committee may determine.

Restricted Share Units

Under the Amended 2021 Plan, the Compensation Committee may grant or sell RSUs to plan participants. RSUs constitute an agreement to deliver shares (or an equivalent value in cash) to the participant at the end of a specified restriction period, subject to such other terms and conditions as the Compensation Committee may specify. RSUs are not shares and do not entitle the recipients to the rights of a stockholder. RSUs will be settled in cash or shares, in an amount based on the fair market value of a share on the settlement date. Each RSU award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine, which may include restrictions based upon the achievement of performance objectives.

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Other Share-Based Awards

The Amended 2021 Plan also provides for grants of other share-based awards, which may include unrestricted shares or time-based or performance-based unit awards that are settled in shares or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Dividend Equivalents

As determined by the Compensation Committee in its discretion, RSUs or other share-based awards may provide the participant with a deferred and contingent right to receive dividend equivalents, either in cash or in additional shares. Any such dividend equivalents will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, the achievement of performance objectives). No dividend equivalents shall be granted with respect to shares underlying any stock option or SAR.

Performance Objectives

The Amended 2021 Plan provides that performance objectives may be established by the Compensation Committee in connection with any award granted under the Amended 2021 Plan. Performance objectives may relate to performance of the Company or one or more of our subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group or companies or a special index of companies.

For example, Compensation Committee may, but is not required to, grant awards with vesting subject to the achievement of performance criteria based on the attainment of specified levels of performance measures such as the following: return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, sales growth, gross margin return on investment, increase in the fair market value of our shares, net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets.

Change in Control

The Compensation Committee retains the discretion to determine the treatment of awards granted under the Amended 2021 Plan in the event of a change in control. For example, the Compensation Committee may determine (without the consent of any participant) to accelerate the vesting of any award (in whole or in part), to make cash payments in cancellation of vested awards, or to cancel any stock options or SARs without consideration if the price per share in the change in control transaction does not exceed the exercise price per share of the applicable award.

For purposes of the Amended 2021 Plan, a change in control generally includes: (i) the acquisition of more than 50% of the Company’s common stock, or (ii) a merger, sale of all or substantially of the Company’s assets or a similar transaction, unless (A) the Company’s shareholders own more than 50% of voting securities of the resulting corporation, (B) no person owns 50% or more of the then outstanding shares of common stock of the entity resulting from such transaction, and (C) at least a majority of the members of the board of directors of the entity resulting from such transaction were members of the Company’s Board of Directors at the time that the Board of Directors approved the transaction.

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Forfeiture and Recoupment of Awards

Awards granted under the Amended 2021 Plan may be subject to forfeiture or recoupment as provided pursuant to the Company’s Compensation Recovery Policy, as the same may be amended from time to time, or any successor compensation recovery (or “clawback”) policy.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the Amended 2021 Plan, the individual share award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, make such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights.

Transferability

Except as the Compensation Committee otherwise determines, awards granted under the Amended 2021 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative.

Amendment; Prohibition on Re-Pricing

The Board of Directors may amend, alter or discontinue the Amended 2021 Plan at any time, with stockholder approval to the extent required by applicable laws. No such amendment or termination, however, may adversely affect in any material way any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules or accounting rules, and further provided that an incentive stock option may be modified, without a participant’s consent, to be treated as a nonqualified stock option.

Except in connection with a corporate transaction, no stock option or SAR may be amended or otherwise subject to any action that would be treated as a “re-pricing” of such award, unless such action is approved by our stockholders.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the Amended 2021 Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Nonqualified Stock Options

A participant will not recognize taxable income at the time of grant of a nonqualified stock option, and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price.

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Incentive Stock Options

A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within either of such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price.

Stock Appreciation Rights

A participant will not recognize taxable income at the time of grant of a SAR, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us.

Restricted Shares

A participant will not recognize taxable income at the time of grant of restricted shares, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed as of the date of grant of the restricted shares. If a Section 83(b) election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) on the date of grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares. If a Section 83(b) election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares.

Restricted Share Units

A participant will not recognize taxable income at the time of grant of a RSU award, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the Company.

Other Share-Based Awards

Generally, participants will recognize taxable income at the time of settlement of other share-based awards (with the amount of income recognized pursuant to other share-based awards generally being equal to the amount of cash and the fair market value of any shares delivered under the award).

Tax Deductibility of Compensation Provided Under the Amended 2021 Plan

When a participant recognizes ordinary compensation income as a result of an award granted under the Amended 2021 Plan, the Company may be permitted to claim a federal income tax deduction for such compensation, subject to various limitations that may apply under applicable law.

For example, Section 162(m) of the Internal Revenue Code disallows the deduction of certain compensation in excess of $1 million per year payable to certain covered employees of a public company. As a result, compensation paid (under the Amended 2021 Plan or otherwise) to one of our covered employees generally will not be deductible by us to the extent that the amount of compensation paid in the applicable year exceeds $1 million.

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Further, to the extent that compensation provided under the Amended 2021 Plan may be deemed to be contingent upon a change in control, a portion of such compensation may be nondeductible by the Company under Section 280G of the Internal Revenue Code and may be subject to a 20% excise tax imposed on the recipient of the compensation.

Section 409A

Section 409A of the Internal Revenue Code imposes certain restrictions upon the payment of nonqualified deferred compensation. We intend that awards granted under the Amended 2021 Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code. However, the Company does not warrant the tax treatment of any award under Section 409A or otherwise.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 with the SEC relating to the registration of the additional shares reserved for issuance under the Amended 2021 Plan pursuant to the Securities Act of 1933, as amended, after stockholder approval of the Amended 2021 Plan.

New Plan Benefits

Because it is within the discretion of the Compensation Committee to determine which non-employee directors, employees and consultants will receive awards and the amount and type of such awards, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the Amended 2021 Plan or the amount of such awards.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE SKYX PLATFORMS CORP. AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our issued and outstanding common stock as of the record date for:

●	each of our named executive officers;

●	each of our directors;

●	all of our executive officers and directors as a group; and

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, and includes securities that the individual or entity has the right to acquire, such as through the exercise of issued stock options or warrants, vesting of RSUs, or conversion of convertible notes, within 60 days of the record date. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The percentage of beneficial ownership is based on 100,168,420 shares of common stock issued and outstanding as of the record date. Shares of our common stock that are subject to options or warrants exercisable, RSUs vesting, or notes convertible within 60 days of the record date are deemed to be outstanding for computing the percentage ownership of the person holding such options, warrants, RSUs and/or notes and the percentage ownership of any group in which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

Except as otherwise indicated below, the address of each beneficial owner is c/o SKYX Platforms Corp., 2855 W. McNab Road, Pompano Beach, Florida 33069.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
Greater than 5% Stockholders
Dov Shiff, Director(1)	15,140,109	15.1%
Rani R. Kohen, Executive Chairman and Director(2)	15,199,970	14.3%
Motek 7 SQL LLC(3)	6,118,004	6.1%
Strul Associates Limited Partnership(4)	6,023,534	5.9%

Directors and Named Executive Officers (not otherwise included above)
John P. Campi, Co-Chief Executive Officer(5)	951,019	*
Leonard J. Sokolow, Co-Chief Executive Officer, Director(6)	1,541,844	1.5%
Marc-Andre Boisseau(7)	159,528	*
Steven M. Schmidt, President(8)	348,843	*
Patricia Barron, Chief Operations Officer(9)	837,841	*
Nancy DiMattia, Director(10)	125,895	*
Gary N. Golden, Director(11)	78,500	*
Efrat L. Greenstein Brayer, Director(12)	69,999	*
Thomas J. Ridge, Director(13)	1,605,020	1.6%
All directors and current executive officers as a group (11 persons)(14)	36,058,568	33.0%

* Represents beneficial ownership of less than one percent.

(1)	Based on a Form 4 and Schedule 13D/A filed by Mr. Shiff on April 10, 2024 and October 10, 2023, respectively. Includes 13,274,618 shares of common stock held by DZDLUX s.a.r.l., of which Mr. Shiff is a controlling person; 235,712 shares of common stock held by Shiff Group Assets Ltd., of which Mr. Shiff is a controlling person; 1,463,529 shares of common stock held directly by Mr. Shiff; and 40,000 shares held by Mr. Shiff’s spouse. Also includes 86,250 shares of common stock underlying stock options that are exercisable within 60 days of the record date and 40,000 shares of common stock issuable upon conversion of the principal amount of an outstanding convertible note held by Shiff Group Investments Ltd., of which Mr. Shiff is the President and Chief Executive Officer. As a result of his positions at DZDLUX s.a.r.l., Shiff Group Assets Ltd. and Shiff Group Investments Ltd., Mr. Shiff may be deemed to be the beneficial owner of the shares held by such entities and have voting and dispositive power over such shares.

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(2)	Based on a Form 4 and Schedule 13D/A filed by Mr. Kohen on June 13, 2022 and July 7, 2023, respectively. Includes 16,001 shares of common stock held directly by Mr. Kohen, 9,143,969 shares of common stock held by KRNB Holdings LLC and 100,000 shares of common stock held by Mr. Kohen’s family member, as well 5,940,000 shares of common stock underlying stock options that are exercisable within 60 days of the record date. As manager of KRNB Holdings LLC, Mr. Kohen may be deemed to be the beneficial owner of the shares held by KRNB Holdings LLC and have voting and dispositive power over such shares.

(3)	Based on a Schedule 13G filed by Motek 7 SQL LLC on February 16, 2022. As manager of Motek 7 SQL LLC, Hillel Bronstein may be deemed to be the beneficial owner of the shares held by Motek 7 SQL LLC and have voting and dispositive power over such shares. The business address of Motek 7 SQL LLC is c/o Mansfield Bronstein, PA, 500 Broward Blvd., Suite 1450, Fort Lauderdale, Florida 33394.

(4)	Includes 4,855,015 shares of common stock, 125,000 shares of common stock issuable upon exercise of an outstanding warrant, 1,018,519 shares of common stock underlying convertible promissory notes that are exercisable within 60 days of the record date held by Strul Associates Limited Partnership, and 25,000 shares of common stock underlying stock options that are exercisable within 60 days of the record date. As President of Strul Associates Limited Partnership, Aubrey Strul may be deemed to be the beneficial owner of the shares held by Strul Associates Limited Partnership and have voting and dispositive power over such shares. The business address of Strul Associates Limited Partnership is 20320 Fairway Oaks Drive, #362, Boca Raton, Florida 33434.

(5)	Includes 797,685 shares of common stock, 120,000 shares of common stock underlying stock options that are exercisable within 60 days of the record date and 33,334 shares of common stock issuable upon conversion of the principal amount of an outstanding convertible note held by Mr. Campi.

(6)	Includes 479,220 shares of common stock held by Mr. Sokolow, 955,000 shares of common stock underlying stock options held by Mr. Sokolow that are exercisable within 60 days of the record date, 83,334 shares of common stock issuable upon conversion of the principal amount of an outstanding convertible note held by Mr. Sokolow, and 24,290 shares of common stock issuable upon exercise of warrants held by Mr. Sokolow.

(7)	Includes 69,528 shares of common stock and 90,000 shares of common stock underlying stock options that are exercisable within 60 days of the record date held by Mr. Boisseau.

(8)	Includes 103,843 shares of common stock, 25,000 shares of unvested restricted stock and 220,000 shares of common stock underlying stock options that are exercisable within 60 days of the record date held by Mr. Schmidt.

(9)	Includes 112,841 shares of common stock and 725,000 shares of common stock underlying stock options that are exercisable within 60 days of the record date held by Ms. Barron.

(10)	Includes 84,770 shares of common stock and 41,125 shares of common stock underlying stock options that are exercisable within 60 days of the record date held by Ms. DiMattia.

(11)	Includes 46,000 shares of common stock and 32,500 shares of common stock underlying stock options that are exercisable within 60 days of the record date held by Mr. Golden.

(12)	Includes 41,000 shares of common stock and 28,999 shares of common stock underlying stock options that are exercisable within 60 days of the record date held by Ms. Greenstein Brayer.

(13)	Includes 1,018,770 shares of common stock and 586,250 shares of common stock underlying stock options that are exercisable within 60 days of the record date held by Mr. Ridge.

(14)	Includes 27,052,486 shares of common stock (including 25,000 shares of unvested restricted stock); 8,825,124 shares of common stock underlying stock options that are exercisable within 60 days of the record date; 24,290 shares of common stock issuable upon the exercise of warrants; and 156,668 shares of common stock issuable upon the conversion of the principal amount of outstanding convertible notes.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at any subsequent date result in a change in control of our Company.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires all persons subject to such reporting requirements to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. To our knowledge, based solely on a review of these reports filed with the SEC and certain written representations furnished to us that no other reports were required, we believe that all Section 16 filing requirements applicable to our executive officers, directors and greater than 10% shareholders were complied with during the fiscal year ended December 31, 2023 and through the record date, except as follows: a Form 4 filed by Patricia Barron on August 9, 2023, reporting the August 4, 2023 grant of RSUs, and related withholding of shares for taxes, and grant of stock options; a Form 4 filed by Dov Shiff on October 10, 2023, reporting the September 30, 2023 issuance of restricted stock paid in lieu of the cash retainer payable for service on the Board, pursuant to the Director Compensation Program; a Form 4 filed by Dov Shiff on April 10, 2024, reporting the April 4, 2024 annual grant of restricted stock and stock options pursuant to the Director Compensation Program; and a Form 4 to be filed by Thomas J. Ridge reporting the conversion of preferred stock into common stock on May 1, 2023, the June 30, 2023, September 30, 2023 and December 31, 2023 issuances of restricted stock paid in lieu of the cash retainer payable for his service on the Board, pursuant to the Director Compensation Program, and the April 4, 2024 annual grant of restricted stock and stock options pursuant to the Director Compensation Program.

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AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	Reviewed and discussed the audited financial statements with management and the independent auditors;

(2)	Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, with and without management present; and

(3)	Received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and discussed with the independent auditor the independent auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC.

Gary N. Golden, Chair

Nancy DiMattia

Efrat L. Greenstein Brayer

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2022, to which we were or will be a party, in which:

●	the amount involved in the transaction exceeds the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at year end for the last two completed fiscal years; and

●	in which any of our executive officers, directors, director nominees or holders of 5% or more of any class of our voting capital stock, or any immediate family member of any of the foregoing, had or will have a direct or indirect material interest.

Related Party Transactions

Notes Payable

During 2020, certain related parties entered into securities purchase agreements with the Company, pursuant to which each agreed to purchase a three-year subordinated convertible promissory note. In March 2024, certain of these related parties entered into an amendment to the note, effective as of the original maturity date of the respective note, which, among other things, extended the maturity date of the note to May 16, 2025. Subject to other customary terms, the note accrues interest at a rate of 6% per annum, or, as amended, 10% per annum effective as of January 1, 2024, which is payable annually in cash or common stock, at the holder’s discretion. At any time after issuance and prior to or on the maturity date, the note is convertible at the option of the holder into shares of common stock at a conversion price of $15.00 per share, or, as amended, $3.00 per share. Upon notice to the holder, the Company may prepay, in whole or in part, the outstanding balance of the note at any time prior to the maturity date; provided, that the holder has the right to convert the note into shares of common stock in lieu of prepayment. Upon the occurrence of certain events of default and written notice from the holder, the note will become immediately due and payable and, until paid in full, will bear interest at a rate of 12% per annum. The following table lists the related parties, the principal amount of the note purchased, and the maturity date of the note. The Company has not paid any of the principal on the notes, except for $125,000 in principal paid in December 2023 to Sky Technology Partners, LLC.

Name of Related Party	Principal Amount Purchased	Maturity Date
Leonard J. Sokolow – Co-Chief Executive Officer and director of the Company	$250,000	May 16, 2025
Sky Technology Partners, LLC – Steven Siegelaub, a former greater than 5% holder with his affiliates, is the managing member	$300,000	May 16, 2025
Shiff Group Investments Ltd. – Dov Shiff, a director and greater than 5% holder, is the President and Chief Executive Officer	$600,000	November 3, 2023
John P. Campi – Co-Chief Executive Officer of the Company	$100,000	May 16, 2025

On each of February 6, 2023 and March 29, 2023, the Company closed private placements of its securities, pursuant to which the Company issued and sold subordinated secured convertible promissory notes and warrants to purchase shares of the Company’s common stock to certain investors. Strul Associates Limited Partnership, a greater than 5% holder of the Company, purchased notes in the principal amount of $2.0 million and $750,000, respectively, and was issued warrants to purchase 125,000 shares of common stock, dated March 29, 2023. The investors in the private placement have certain registration rights. The notes mature on the fourth anniversary of the closing date and contain customary acceleration events. The principal amount of the notes is convertible at any time after the closing date, in whole or in part, at the option of the holder, into shares of common stock at an adjusted conversion price of $2.70 per share. Interest on the notes accrues at a rate of 10% per annum. For the February 2023 note, 7% of the interest is payable quarterly in arrears in cash and 3% is payable quarterly in arrears in cash or in shares of the Company’s common stock at the note conversion price on the date the principal balance of the note is paid in full or fully converted, at the holder’s election. For the March 2023 note, all of the interest is payable quarterly in arrears in cash or in shares of the Company’s common stock at the note conversion price on the date the principal balance of the note is paid in full or fully converted, at the holder’s election. The notes are secured by substantially all of the Company’s accounts, instruments, and tangible and intangible property, which secured interest is subordinated to interests held by other parties in such collateral as of the closing date and certain future debt. The Company may prepay the entire then-outstanding principal amount of the notes at any time, plus a prepayment premium; if the Company exercises such right, the note holder may instead elect to convert the note. After the third anniversary of the closing date, the holder may require the Company to repay the outstanding principal balance and accrued interest on the notes with 30 days’ prior written notice. The warrants are exercisable for five years after the closing date and are exercisable immediately after their issuance, in whole or in part. The warrants have an adjusted exercise price of $2.70 per share. In addition, the notes and warrants contain conversion limitations providing that a holder thereof may not convert the note or exercise the warrant to the extent that, if after giving effect to such conversion or exercise, the holder or any of its affiliates would beneficially own in excess of 9.99%, as elected by the holder. The holder may increase or decrease its beneficial ownership limitation upon notice to the Company, provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

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Newbridge Securities Corporation

Leonard J. Sokolow, our Co-Chief Executive Officer and director, previously served in various executive roles at Newbridge Financial, Inc. and its subsidiaries, including Newbridge Securities Corporation, until September 2023.

In January 2022, the Company and Newbridge Securities Corporation entered into a termination agreement, pursuant to which three investment banking agreements previously entered into during October 2018, May 2021, and May 2021, respectively, were terminated, and the parties agreed that there are no continuing rights or obligations under such agreements, and that Newbridge Securities Corporation is not entitled to any fees or payments, in cash or otherwise, pursuant to such agreements.

On November 9, 2022, the Company entered into a corporate advisory engagement agreement (the “Advisory Agreement”) with Newbridge Securities Corporation, pursuant to which Newbridge Securities Corporation agreed to provide financial and general corporate advisory services to the Company in connection with certain investment banking matters, such as assisting with investor presentations and investor conferences, providing advice related to capital structures, capital market opportunities and asset allocation or exit strategies, and assisting with the preparation of a due diligence package for use in potential merger and acquisition, joint venture and capital raising transactions. The Advisory Agreement has a 24-month term and may be terminated by either party, at any time, upon 15 days’ prior written notice. Pursuant to the Advisory Agreement, the Company issued to affiliates of Newbridge Securities Corporation an aggregate of 200,000 restricted shares of the Company’s common stock, which vest on the following schedule: 50,000 shares of common stock on November 9, 2022 and 50,000 shares on each of the six-, 12- and 18-month anniversaries of such date. Mr. Sokolow received 40,333 of the restricted shares. In the event the Advisory Agreement is terminated prior to its expiration, any shares that have not vested as of such date will be forfeited. The common stock is subject to a six-month lock up restriction from the date the shares vest.

Bridge Line Ventures

The Company and Bridge Line Ventures, LLC Series ST-1 (“Bridge Line Ventures”), the manager of which is Bridge Line Advisors, LLC, of which Leonard J. Sokolow, our Co-Chief Executive Officer and a director, previously served as Chief Executive Officer and President, entered into stock purchase agreements during 2021, pursuant to which the Company issued an aggregate of 317,656 shares of common stock (including shares issued pursuant to anti-dilution provisions) and warrants to purchase 231,624 shares of common stock to Bridge Line Ventures. On September 12, 2022, Bridge Line Ventures distributed its shares of common stock and warrants to purchase common stock to its investors, as part of a pro rata distribution for no consideration.

Initial Public Offering

In the initial public offering completed in February 2022, 455,353 shares were purchased by our directors, officers and greater than 5% stockholders at the public offering price.

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related party transactions policy, which sets forth the policies and procedures for the review and approval or ratification of related person transactions. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions, arrangements or relationships between us and related persons in which the aggregate amount involved in any fiscal year exceeds or may be expected to exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as an executive officer, director, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and their immediate family members.

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OTHER INFORMATION

Annual Report

The Company will mail without charge, upon written request from any stockholder, a copy of our 2023 Annual Report, including the financial statements, schedules and list of exhibits. Requests should be sent to SKYX Platforms Corp., 2855 W. McNab Road, Pompano Beach, Florida 33069, Attention: Secretary.

Stockholder Proposals for the 2025 Annual Meeting

In order to be included in the Company’s proxy materials for the 2025 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by the Company at SKYX Platforms Corp., 2855 W. McNab Road, Pompano Beach, Florida 33069, Attention: Secretary by no later than January 22, 2025, and otherwise comply with all requirements of the SEC for stockholder proposals. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

In addition, the Company’s Bylaws provide that any stockholder who desires to nominate a person for election as a director or bring a proposal before an annual meeting must give timely written notice of such nomination or proposal to the Company’s Secretary at the address above. To be timely, the notice must be delivered to the above address not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. For our 2025 Annual Meeting of Stockholders, a notice proposing nomination of a director candidate or notice of any other proposal must be received no earlier than March 12, 2025 and no later than April 11, 2025. The Company’s Bylaws specify the information that must accompany any such stockholder notices. A copy of the Company’s Bylaws is available upon request from our Secretary at the address above. In addition, our Bylaws have been filed with the SEC as an exhibit to our Exchange Act reports and can be accessed through the SEC’s website.

In addition to satisfying the foregoing requirements under our Bylaws, including advance notice of director nominations, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than May 12, 2025. Such notice may be mailed to our Secretary at the address above.

Any proxy granted with respect to the 2025 Annual Meeting of Stockholders will confer on the proxyholder discretionary authority to vote with respect to a stockholder proposal or director nomination if notice of such proposal or nomination is not received by our Secretary within the timeframes provided above.

Forward-Looking Statements

Certain statements set forth in this proxy statement are forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, outlook, expected product development, and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “aim,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors, many of which have outcomes that are difficult to predict and may be outside our control, that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We cannot assure you that the forward-looking statements in this proxy statement will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this proxy statement represent our views as of the date of this proxy statement. We anticipate that subsequent events and developments will cause our views to change; however, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this proxy statement. Our subsequent SEC filings may contain updates to the forward-looking statements contained herein, including our projected product launch dates.

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Our Website

Although we include references to our website throughout this proxy statement, information contained on or accessible through our website is not a part of, and is not incorporated by reference into, this proxy statement or any other report or document we file with the SEC. Any reference to our website throughout this proxy statement is intended to be an inactive textual reference only.

OTHER MATTERS

The Board is not aware of any other matter to be presented at the Annual Meeting except those described in this proxy statement. However, if any other matter is properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors

Rani R. Kohen

Executive Chairman

Pompano Beach, Florida

May 16, 2024

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APPENDIX A

SKYX PLATFORMS CORP.
AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN

1.	Establishment, Purpose, Duration.

a.	Establishment. SKYX Platforms Corp. (formerly known as SQL Technologies Corp.) (the “Company”) originally established the Company’s 2021 Stock Incentive Plan effective as of February 9, 2022 (the “Effective Date”). The Plan is amended and restated in its entirety by the Board as set forth herein, effective as of March 29, 2024 (the “Restatement Date”), subject to approval by the stockholders of the Company at the 2024 annual meeting of stockholders. Definitions of certain capitalized terms used in the Plan are contained in Section 2 of the Plan.

b.	Purpose. The purpose of the Plan is to attract and retain Directors, Consultants, officers and other key Employees of the Company and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

c.	Duration. No Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d.	Prior Plan. The Company’s 2018 Stock Incentive Plan (the “Prior Plan”) terminated in its entirety effective on the Effective Date, provided that all outstanding awards under the Prior Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with their terms and the provisions of the Prior Plan.

2.	Definitions. As used in the Plan, the following definitions shall apply.

a.	“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted or administered or in which Participants work or reside.

b.	“Award” means the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Other Share-Based Awards pursuant to the terms and conditions of the Plan.

c.	“Award Agreement” means either: (i) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

d.	“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

e.	“Board” means the Board of Directors of the Company.

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f.	“Change in Control” means (unless otherwise expressly provided in a particular Award Agreement, employment agreement, and/or severance agreement) any of the following:

(i)	The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then outstanding shares of common stock of the Company (the “Outstanding Common Shares”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; or

(ii)	Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or indirectly) in substantially the same proportions as their ownership of the Outstanding Common Shares immediately prior to such Business Combination, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Company’s Board of Directors at the time of the action of the Board was taken providing for such Business Combination.

For purposes of clarity, in no event will the public offering of Shares of the Company immediately following the Effective Date be considered a Change in Control.

g.	“Code” means the Internal Revenue Code of 1986, as amended.

h.	“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares may then be listed.

i.	“Company” has the meaning given such term in Section 1(a) and any successor thereto.

j.	“Consultant” means an independent contractor who (i) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director, and (ii) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

k.	“Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

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l.	“Director” means any individual who is a member of the Board and who is not an Employee.

m.	“Effective Date” has the meaning given such term in Section 1(a).

n.	“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Laws.

o.	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

p.	“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (i) the closing sale price per Share on that date as reported on the principal securities exchange on which Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (ii) if the Shares are not reported on a principal securities exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities, unless the Board determines that such average price does not reflect the fair market value of a Share; or (iii) if neither (i) nor (ii) applies, (A) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (B) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

q.	“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

r.	“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

s.	“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

t.	“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

u.	“Performance Objectives” means the performance objective or objectives established by the Committee with respect to an Award granted pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives listed in Section 13(a). The Performance Objectives may be made relative to the performance of a group of comparable companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors. Any Performance Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), if applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

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v.	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

w.	“Plan” means this SKYX Platforms Corp. Amended and Restated 2021 Stock Incentive Plan, as amended from time to time.

x.	“Prior Plan” has the meaning given such term in Section 1(d).

y.	“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

z.	“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

aa.	“SEC” means the United States Securities and Exchange Commission.

bb.	“Share” means a share of the Company’s common stock, no par value, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15.

cc.	“Stock Appreciation Right” means a right granted pursuant to Section 7.

dd.	“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

ee.	“Subsidiary” means: (i) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (ii) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

ff.	“Substitute Award” means an Award that is granted in assumption of, or in substitution or exchange for, an outstanding award previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

gg.	“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.	Shares Available Under the Plan.

a.	Shares Available for Awards. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be forty million (40,000,000) Shares, all of which may be issued pursuant to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 15.

b.	Share Counting. Except as provided in Section 3(c), the following Shares shall not count against, or shall be added back to, the Share limit in Section 3(a): (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares subject to outstanding awards under the Prior Plan immediately prior to the Effective Date that on or after such date are forfeited, canceled, surrendered or terminated without the issuance of such Shares; and (iv) Substitute Awards (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares may then be listed). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

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c.	Prohibition of Share Recycling. Notwithstanding the foregoing, the following Shares subject to an Award (or an award under the Prior Plan) shall not again be available for grant as described above, regardless of whether those Shares are actually issued or delivered to the Participant: (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to an Award; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

4.	Administration of the Plan.

a.	In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b.	Determinations. The Committee shall have no obligation to treat Participants or eligible Employees, Consultants or Directors uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Consultants or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Consultants or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

c.	Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

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d.	Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each employee and director to whom a delegation under Section 4(a) has been made, as to any acts or omissions with respect to the Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

5.	Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan, upon selection by the Committee. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Laws and the amount of each Award. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

6.	Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.	Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Shares underlying a Stock Option.

b.	Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.	Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

d.	Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement, subject to the terms and conditions of the Plan. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

e.	Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate value (as determined by the Company) at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

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f.	Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i)	Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii)	To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)	No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

(iv)	If a Participant shall dispose of Shares acquired through exercise of an Incentive Stock Option within either (A) two (2) years after the date the Stock Option is granted or (B) one (1) year after the date the Stock Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition.

7.	Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.	Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. No dividend equivalents may be granted with respect to the Shares underlying a Stock Appreciation Right.

b.	Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.	Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

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d.	Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement, subject to the terms and conditions of the Plan. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

e.	Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.	Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.	Award Agreement. Each Restricted Share Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.	Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares subject to the terms and conditions of the Plan. Unless otherwise provided in the related Award Agreement or required by Applicable Laws, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

c.	Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d.	Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that any dividends with respect to unvested Restricted Shares shall be accumulated or deemed reinvested in additional Restricted Shares (as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement), subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Objectives) until such Award is earned and vested.

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9.	Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.	Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.	Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

c.	Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

10.	Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion, subject to the terms and conditions of the Plan. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

a.	Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.	Form of Settlement. Any Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

11.	Dividend Equivalents. Awards other than Stock Options and Stock Appreciation Rights may provide the Participant with dividend equivalents, payable on a contingent basis and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any dividend equivalents with respect to any such unvested Award shall be accumulated or deemed reinvested in additional Restricted Share Units, subject to the same terms and conditions as the original Award (including service-based vesting conditions and the achievement of any Performance Objectives) until such Award is earned and vested. No dividend equivalents may be granted under the Plan with respect to the Shares underlying any Stock Option or Stock Appreciation Right.

12.	Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 12): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, modified or adjusted under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

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13.	Performance Objectives.

a.	In General. As provided in the Plan, the vesting, exercisability and/or payment of any Award may be conditioned upon the achievement of one or more Performance Objectives. Any Performance Objectives shall be based on the achievement of one or more criteria selected by the Committee, in its discretion, which may include, but shall not be limited to, the following: return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, sales growth, gross margin return on investment, increase in the Fair Market Value of the Shares, net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets. The Committee may, at the time of establishing the Performance Objective(s), exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax regulations or laws, or (iv) the effect of a merger or acquisition. As determined by the Committee in its discretion, the calculation of any Performance Objective established for purposes of an Award may be made without regard to changes in accounting methods used by the Company or in accounting standards that may be required by the Financial Accounting Standards Board after a Performance Objective relative to an Award is established and prior to the time the compensation earned by reason of the achievement of the relevant Performance Objective is paid to the Participant.

b.	Establishment of Performance Objectives. With respect to any Award subject to Performance Objectives, the Committee shall establish in writing the Performance Objectives, the performance period, and any formula for computing the payout of the Award. Such terms and conditions shall be established in writing during the first ninety days of the applicable performance period (or by such other date as may be determined by the Committee, in its discretion).

c.	Certification of Performance. Prior to payment, exercise or vesting of any Award subject to Performance Objectives, the Committee will certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award.

d.	Adjustments. If the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may, in its discretion and without the consent of any Participant, adjust such Performance Objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of events that are unusual in nature or infrequent in occurrence (as determined in accordance with applicable financial accounting standards), cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges.

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14.	Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents payable with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

15.	Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances, and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 15 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

16.	Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

17.	Withholding Taxes. To the extent required by Applicable Laws, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment, or recognize the transfer or disposition of any Shares, until such withholding tax obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a value (as determined by the Company) equal to the amount required to be withheld. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. In no event will the value of the Shares to be withheld or tendered pursuant to this Section 17 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions.

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18.	Non-U.S. Participants. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have Employees or Consultants.

19.	Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of the Company’s Compensation Recovery Policy, as amended from time to time, or any successor compensation recovery policy.

20.	Change in Control. The Committee may, in its sole discretion and without the consent of any Participant, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, determine the treatment of any Award in the event of a Change in Control. Without limiting the foregoing, in the event of a Change in Control, the Committee may, in its sole discretion and without the consent of any Participant: (i) elect to accelerate, in whole or in part, the vesting of any Award, (ii) elect to make cash payments payable as a result of the acceleration of vesting of any Award, or (iii) elect to cancel any Options or Stock Appreciation Rights as of the date of the Change in Control in exchange for a cash payment equal to the excess (if any) of the Change in Control price of the Shares covered by the Award that is so cancelled over the purchase or grant price of such Shares under the Award, which amount may be zero if the Change in Control price of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Award.

21.	Amendment, Modification and Termination.

a.	In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares may then be listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b.	Adjustments to Outstanding Awards. The Committee may, in its sole discretion and without the consent of any Participant, at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare.

c.	Prohibition on Repricing. Except for adjustments made pursuant to Sections 15 or 20, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 15 or 20. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 21(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 15 or 20.

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d.	Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 13(d), 15, 20, 21(b) and 23(d), which specifically do not require the consent of Participants), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

22.	Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

23.	Miscellaneous.

a.	Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee, in its discretion, may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. Any elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

b.	No Right of Continued Service. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Awards granted under the Plan shall not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event shall any Award be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary or affiliate.

c.	Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d.	Severability. If any provision of the Plan or an Award Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e.	Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f.	Successors. All obligations of the Company under the Plan and with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

[END OF DOCUMENT]

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SKYX PLATFORMS CORP.
2855 W. MCNAB ROAD
POMPANO BEACH, FL 33069
UNITED STATES

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 9, 2024. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V51422-P12126 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SKYX PLATFORMS CORP.

The Board of Directors recommends you vote "For All" of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Rani R. Kohen
02) Nancy DiMattia
03) Gary N. Golden
04) Efrat L. Greenstein Brayer
05) Thomas J. Ridge
06) Dov Shiff
07) Leonard J. Sokolow

The Board of Directors recommends you vote "For" Proposals 2, 3 and 4.

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting of stockholders and at any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V51423-P12126

SKYX PLATFORMS CORP.
Annual Meeting of Stockholders
July 10, 2024 11:00 a.m. ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) John P. Campi and Leonard J. Sokolow, and each of them individually, as attorneys and proxies of the undersigned, with the power to act without the other and with full power of substitution, and hereby authorize(s) them to represent and vote all of the shares of stock of SKYX Platforms Corp., a Florida corporation, held of record by the undersigned as of May 15, 2024 with all the power which the undersigned would have if present at the annual meeting of stockholders to be held at 2855 W. McNab Road, Pompano Beach, Florida 33069 on July 10, 2024, at 11:00 a.m., Eastern Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are also authorized, in their discretion, to vote upon such other matters as may come before the annual meeting of stockholders.

Continued and to be signed on reverse side